UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sonic Corp.

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SONIC CORP.

NOTICE OF 2016 ANNUAL

MEETING OF SHAREHOLDERS

including Proxy Statement

300 Johnny Bench Drive

Oklahoma City, Oklahoma 73104

December 14, 2015

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Sonic Corp. (“the Company”) to be held at 1:30 p.m., Central Time, on Thursday, January 28, 2016, at the Sonic Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma. Please see the Notice of Annual Meeting on the next page for more information.

Your vote is very important to us. Regardless of the number of shares you own, please vote. The Board has reviewed each voting item and provided you with its recommendation on how to vote. You can vote your shares by internet, by telephone or, if you request that the proxy materials be mailed to you, by completing, signing and returning the proxy card enclosed with those materials. Please see page 1 of the proxy statement for more detailed information about your voting options.

We hope to see you at the annual meeting. On behalf of the Board of Directors, thank you for your continued support.

Very truly yours,

Clifford Hudson

Chairman, Chief Executive Officer and President

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS

Thursday, January 28, 2016

1:30 p.m., Central Time

Sonic Building, 300 Johnny Bench Drive, Oklahoma City, Oklahoma

Record Date: November 30, 2015

Matters to be Voted upon: These items are more fully described in the following pages, which are a part of this Notice.

•	To elect as directors the four nominees named in the accompanying proxy statement for terms expiring at the 2019 annual meeting of shareholders;
•	To ratify and approve the selection of KPMG LLP as the Company’s independent registered public accounting firm;
•	To hold an advisory vote on executive compensation;
•	To consider and vote upon the shareholder proposal set forth in this Proxy Statement, if presented; and
•	To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible by the internet or by telephone. If you request a printed copy of the proxy materials, you may complete and return by mail the proxy or voting instruction card you will receive, or you can vote by the internet or by telephone. If you attend the meeting and wish to change your vote, you can do so by voting in person at the meeting.

By Order of the Board of Directors,

Carolyn C. Cummins

Vice President and Corporate Secretary

Oklahoma City, Oklahoma

December 14, 2015

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

SONIC CORP.

To Be Held Thursday, January 28, 2016

VOTING AND THE MEETING

Purpose of the Meeting

At the annual meeting of the Company’s shareholders, we will be voting upon:

•	the election of four directors for terms expiring in 2019;

•	the ratification of our Audit Committee’s choice of independent registered public accounting firm for fiscal year 2016;

•	the approval, by a non-binding advisory vote, of our executive compensation;

•	a shareholder proposal, if properly presented at the meeting; and

•	any other business that may properly come before the meeting.

Our Board of Directors strongly encourages you to exercise your right to vote on these matters. Voting early through the internet, by telephone or by a proxy or voting instruction card will help ensure that your shares are presented at the meeting.

Recommended Vote

The Board of Directors unanimously recommends that you vote:

PROPOSAL 1: FOR the election of R. Neal Black, Clifford Hudson, Federico F. Peña and Susan E. Thronson, as directors of the Company for terms expiring in 2019.

PROPOSAL 2: FOR the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2016.

PROPOSAL 3: FOR the approval of our executive officers’ compensation.

PROPOSAL 4: AGAINST the shareholder proposal.

Voting by Proxy and Eligibility to Vote

Our Board of Directors is asking for your proxy, which is a legal designation of another person to vote the shares you own at the close of business on November 30, 2015 (“record date”). We have designated two officers of the Company to vote your shares at the meeting in the way you instruct. You may vote if your shares are recorded directly in your name (“shareholder of record”). You may also vote if you are a shareholder as of the record date who holds shares in “street name,” through holder of record such as a bank, broker or other holder. You may direct how to vote your shares by following the instructions that you will receive from the holder of record.

A list of shareholders entitled to vote at the meeting will be available for examination at our corporate offices located at 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104, for a period of at least 10 days prior to the meeting and during the meeting.

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VOTING AND THE MEETING

How to Cast Your Vote

You may vote by any of the following methods:

Internet. Go to www.proxyvote.com 24 hours a day, seven days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m. Central Time, on January 27, 2016.

Telephone. Call toll-free 1-800-690-6903 24 hours a day, seven days a week, and follow the instructions. You will need the 12-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available until 10:59 p.m. Central Time, on January 27, 2016.

Mail. If you are a shareholder of record and you elect to receive your proxy materials by mail, you can vote by marking, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instructions form that will be provided by your bank, broker or other holder of record. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.

At the annual meeting. Whether you are a shareholder of record or a street name holder, you may vote your shares at the annual meeting if you attend in person. Even if you plan to attend the annual meeting, we encourage you to vote over the internet or by telephone prior to the meeting. It is fast and convenient, and it saves us significant postage and processing costs. In addition, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

Notice and Access

On or about December 14, 2015, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders who have not previously requested paper proxy materials advising them that they can access this proxy statement, the 2015 annual report and voting instructions over the internet at www.proxyvote.com, or they may request that a printed set of the proxy materials be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us to send future proxy materials to you electronically by e-mail or in the printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you change your election.

If you receive more than one Notice, it means that your shares are held in more than one account. To ensure that all shares are voted, please vote each account. We also encourage you to register all of your shares in the same name and address by contacting the Shareholder Services Department at our transfer agent, Computershare, 211 Quality Circle, Suite 210, College Station, Texas 77845 or by phone at 1-800-884-4225. If you hold your shares in street name, you may contact your bank or broker and request consolidation.

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VOTING AND THE MEETING

Revocation of Proxy

You may revoke your proxy before it is voted at the meeting by:

•	Submitting a later vote by internet or telephone;
•	Submitting a new proxy card or voting instruction form with a later date;
•	Notifying the Company before the meeting by writing to the Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104; or
•	Voting in person at the meeting.

Attendance at the meeting will not revoke a proxy unless the shareholder actually votes in person at the meeting.

Annual Meeting Admission

Only Sonic Corp. shareholders may attend the annual meeting. Proof of ownership of Sonic Corp. common stock, along with valid photo identification (such as a driver’s license or passport), must be presented in order to be admitted to the annual meeting. If your shares are held in street name and you plan to attend the annual meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership to be admitted to the annual meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.

Shareholder Proposals

In order for the Company to include a shareholder proposal in the proxy materials for the next annual meeting of shareholders, a shareholder must deliver the proposal to the Corporate Secretary of the Company no later than August 15, 2016.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the next annual meeting, the Company’s Bylaws require shareholders to give advance notice of such proposals. The required notice, which must include the information and documents set forth in the Bylaws, must be given no more than 120 days and no less than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Accordingly, with respect to our next annual meeting, our Bylaws require notice to be provided to the Corporate Secretary of the Company no earlier than September 29, 2016 and no later than October 29, 2016.

Costs of Proxy and Proxy Solicitation

We are paying the cost related to the preparation, printing and distribution of all the proxy materials. We also may use the services of our directors, officers and employees to solicit proxies by mail, email, facsimile, personally or by telephone. We will reimburse any holder of record for its reasonable expenses incurred in completing the mailing of shareholder requested proxy materials to the beneficial owners of our voting common stock.

Householding

We are permitted to send a single set of proxy materials to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you would like to receive a separate copy of a proxy statement or annual report, either now or in the future, please contact the Corporate Secretary at Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, Oklahoma 73104. Such requests by street name holders should be made through their holder of record.

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VOTING AND THE MEETING

Quorum and Voting Requirements

As of the close of business on the record date, November 30, 2015, the Company had 49,323,389 shares of common stock issued and outstanding. Each share has one vote. All shares of common stock may vote on all matters coming before the annual meeting, and a majority of all of the outstanding shares of common stock of the Company entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum for the meeting. If you submit a proxy, your shares will be counted to determine whether we have a quorum even if you withhold authority to vote, abstain or fail to provide voting instructions on any of the proposals listed on the proxy card. If your shares are held in street name, these shares also will be counted for purposes of determining the presence or absence of a quorum for the transaction of business to the extent such holder of record exercises its discretion to vote your uninstructed shares on certain matters at the annual meeting.

The Company will treat all abstentions and “broker non-votes,” as hereafter defined, as present or represented at the meeting for the purposes of determining whether a quorum exists for the meeting. Holders of record who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”), but they do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters for which the broker has not received voting instructions from the beneficial owner is referred to as a “broker non-vote.”

The voting requirements that apply to the proposals discussed in this proxy statement are as follows:

Proposal	Vote Required	Discretionary Voting Allowed?
1. Election of Directors	Plurality	No
2. Ratification of Independent Registered Public Accounting Firm	Majority	Yes
3. Advisory Vote on Executive Officers’ Compensation	Majority	No
4. Shareholder Proposal	Majority	No

A “plurality” means, with regard to the election of directors, that the four nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected. Abstentions and broker non-votes (discussed below) will not affect the outcome of the election because only a plurality of the votes actually cast is needed to elect directors. An incumbent director who does not receive a majority of the votes cast will continue to serve, but will tender his or her resignation to the Nominating and Corporate Governance Committee. The Nominating and

Corporate Governance Committee will then make a recommendation to the Board on whether to accept or reject the director’s resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision.

A “majority” means a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Therefore, abstentions will have the effect of a vote against approval. Broker non-votes will not affect the outcome of the vote.

Voting Results

We will announce preliminary results at the meeting and publish final results in a current report on Form 8-K within four business days after the meeting.

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CORPORATE GOVERNANCE

Board of Directors

The Board is currently composed of 10 independent directors and Clifford Hudson, the Chairman of the Board, Chief Executive Officer and President.

The Board of Directors of the Company held five meetings during the Company’s last fiscal year. The independent directors met in executive session at each quarterly meeting. Each director attended at least 75% of the meetings of the Board and the Board committees on which he or she served. The Company encourages its Board members to attend the annual meeting of shareholders and schedules Board and committee meetings to coincide with the shareholder meeting to facilitate the directors’ attendance. All directors attended the annual meeting of shareholders held in January 2015.

The Board recognizes the necessity of effective corporate governance to enable the Board to adequately oversee, advise and monitor the management of the Company. Sonic’s policies and practices reflect corporate governance initiatives that are compliant with the listing standards of NASDAQ and the corporate governance regulations of the Sarbanes-Oxley Act of 2002. Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics can be found on Sonic’s website, www.sonicdrivein.com, by going to the corporate governance section of the website. Among other things, the Corporate Governance Guidelines address the following:

•

The Nominating and Corporate Governance Committee is required to review with the Board annually the composition of the Board as a whole, including the directors’ independence, skills, experience, age, diversity and availability of service to the Company.

•	The Board is required to conduct periodic self-evaluation through the Nominating and Corporate Governance Committee.

•

The Nominating and Corporate Governance Committee is required to review and report to the Board at least annually on succession planning for the CEO, and the CEO is required at all times to make available to the Board his or her recommendations of potential successors.

•	The independent directors are required to meet in conjunction with each regularly scheduled quarterly Board meeting and at other appropriate times.

•	The Board and all committees are authorized to hire their own advisors.

•	Directors who change job responsibilities are required to notify the Board and give the Board the opportunity to review whether they should continue to serve as Board members.

Board Leadership Structure

Chairman. The Board reserves the right to determine from time to time how to configure the leadership of the Board and the Company in the way that best serves the Company and its shareholders. The Board specifically reserves the right to vest the responsibilities of Chairman of the Board and CEO in the same individual. The Board believes that the most effective leadership model for the Company at this time is to have the roles of Chairman and CEO combined. However, the Board regularly reviews and reassesses its leadership structure.

Lead Independent Director. The Board believes that the appointment of a lead independent director allows it to maintain effective oversight of management.

The Company’s 10 non-management directors, all of whom are independent, have appointed Mr. Nichols as the Board’s lead independent director. The Board has adopted lead director guidelines that provide for the lead director to fulfill the following functions:

•	preside over the executive session of the Board meetings and other meetings where Mr. Hudson is not present;

•	provide the Chairman with input as to the schedule and agenda of Board meetings;

•	develop the agenda for executive sessions of the independent directors;

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CORPORATE GOVERNANCE

•	advise the Chairman about the quality, quantity and timeliness of information provided to the Board;

•	serve as a liaison for consultation and communication between the independent directors and the Chairman;

•	work with the Board to guide management on strategic issues and long-term planning;
•	work with the Nominating and Corporate Governance Committee to ensure a succession plan is in place for the CEO;

•	work with the Chairman and Nominating and Corporate Governance Committee on Board succession planning; and

•	facilitate the performance evaluation of the CEO.

Director Independence

Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that each member of the Board of Directors, with the exception of our Chairman and CEO, Clifford Hudson who is the only employee member of the Board, is independent under the criteria established by NASDAQ for director independence. The NASDAQ criteria include various objective standards and a subjective test. The objective element consists of specific relationships that automatically preclude a finding of independence. The subjective component requires the Board to make an affirmative determination that there are no other relationships that would impair independence.

Practices for Considering Diversity

The charter of the Nominating and Corporate Governance Committee provides that it shall annually review the appropriate characteristics of members of the Board of Directors in the context of the then-current composition of the Board. This assessment includes the following factors: independence, skills, experience, age, diversity (including diversity of skills, background and experience) and availability. It is the practice of the Nominating and Corporate Governance Committee to consider these factors when screening and evaluating candidates for nomination to the Board of Directors.

Board Involvement in Risk Oversight

The day-to-day responsibility for the identification, assessment and management of the various risks that the Company faces belongs with management. The full Board has primary responsibility for risk oversight, with the Board’s standing committees supporting the Board by addressing the risks inherent in their respective areas of oversight. The Board’s ongoing risk oversight in the context of specific aspects of our business is supplemented by a formal risk review process conducted by management. This review identifies the Company’s key overall risks and facilitates consideration of those risk exposures, strategic objectives and risk management programs. This formal risk review is discussed with the full Board on at least an annual basis.

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CORPORATE GOVERNANCE

Compensation of Directors

In accordance with the Compensation Committee Charter, non-employee director compensation is determined annually by the Board of Directors acting upon the recommendation of the Compensation Committee, except that equity and equity-based compensation is determined only by the Compensation Committee.

For calendar year 2015, commencing with the Board of Directors meeting in January, cash fees earned by the non-employee directors for their services were as follows:

•	Annual cash fee of $42,000;

•	Audit Committee Chair annual cash fee of $15,000;

•	Compensation Committee Chair annual cash fee of $12,500;

•	Nominating and Corporate Governance Committee Chair annual cash fee of $10,000;

•	Lead Independent Director annual cash fee $22,500;

•	Additional fee of $2,500 for each quarterly Board meeting attended;

•	Additional fee of $1,000 for each Committee meeting attended; and

•	Additional fee of $1,000 for any special telephonic meetings attended.

On the date of the second quarterly Board meeting during the fiscal year, each non-employee director receives an annual equity award grant valued at $85,000 on the date of the grant, comprised 50% of seven-year, nonqualified stock options and 50% of restricted stock units (“RSUs”). Both the stock options and RSUs vest in one year. The exercise price of the stock options is equal to the market value of the common stock on the date of the grant.

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CORPORATE GOVERNANCE

Director Compensation Table

The following table sets forth information as to compensation during fiscal year 2015 paid to each non-employee director of the Company.

Name(1)	Fees Paid in Cash ($)	Stock Awards ($)(2) (3)	Option Awards ($)(2) (3)	Total ($)
Tony D. Bartel	58,750	42,492	42,504	143,746
Lauren R. Hobart	57,750	42,492	42,504	142,746
Kate S. Lavelle	72,250	42,492	42,504	157,246
J. Larry Nichols	83,375	42,492	42,504	168,371
Federico F. Peña	62,750	42,492	42,504	147,746
Frank E. Richardson	71,438	42,492	42,504	156,434
Robert M. Rosenberg	67,375	42,492	42,504	152,371
Jeffrey H. Schutz	62,500	42,492	42,504	147,496
Kathryn L. Taylor	56,250	42,492	42,504	141,246
Susan E. Thronson	28,000	31,880	31,878	91,758
(1)

Clifford Hudson, the Company’s Chairman of the Board, Chief Executive Officer and President, is not included in the table as he is an employee of the Company and thus receives no compensation for his services as a director. The compensation received by Mr. Hudson as an employee of the Company is shown in the Summary Compensation Table.

(2)

In January 2015, the Company granted options to purchase 4,780 shares of common stock of the Company at $31.29 per share and 1,358 RSUs to Mses. Hobart, Lavelle and Taylor and Messrs. Bartel, Nichols, Peña, Richardson, Rosenberg and Schutz. Ms. Thronson was appointed to the Board to fill a vacant position on April 9, 2015, at which time the Company granted options to her to purchase 3,404 shares of common stock of the Company at $31.69 per share and 1,006 RSUs. The dollar amounts reflect the aggregate grant date fair values of the stock and option awards. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015 regarding assumptions underlying valuation of equity awards.

(3)	The following table represents the number of unvested stock awards and the number of outstanding and unexercised option awards held by each of our non-employee directors as of August 31, 2015.

Name	Outstanding Stock Awards	Outstanding Option Awards
Bartel	1,358	11,002
Hobart	1,358	11,002
Lavelle	1,358	11,002
Nichols	1,358	59,207
Peña	1,358	39,501
Richardson	1,358	81,735
Rosenberg	1,358	81,735
Schutz	1,358	11,002
Taylor	1,358	11,002
Thronson	1,006	3,404

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CORPORATE GOVERNANCE

Stock Ownership Guidelines for Directors

The Board has adopted stock ownership guidelines for non-employee directors. These guidelines require each non-employee director to hold all stock awards granted to the director until he or she owns stock valued at three times or more the annual cash fee amount paid to the director. Each of the incumbent non-employee directors, except for Mr. Bartel and Ms. Hobart whose terms began in January 2014 and Ms. Thronson whose term began in April 2015, currently hold stock and RSUs in an amount exceeding the stock ownership requirement.

Director Nominations

Annually, the Nominating and Corporate Governance Committee follows a process designed to consider the re-election of existing directors and seek individuals qualified to become new Board members for recommendation to the Board for any vacancies.

With respect to nominating existing directors, the Nominating and Corporate Governance Committee reviews relevant information available to it, including an assessment of the directors’ continued ability and willingness to serve as directors. The Nominating and Corporate Governance Committee also assesses each director’s contribution in light of the mix of skills and experience the Nominating and Corporate Governance Committee has deemed appropriate for the Board. In accordance with the Company’s Corporate Governance Guidelines, a director cannot be elected or appointed to a term that extends beyond his or her 75th birthday.

With respect to considering nominations of new directors, the Nominating and Corporate Governance Committee conducts a thorough search to identify candidates based upon criteria the Nominating and Corporate Governance Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. The Nominating and Corporate Governance Committee then reviews selected candidates and makes a recommendation to the Board. The Nominating and Corporate Governance Committee may seek input from senior management in identifying candidates.

Each candidate for director must possess the following specific minimum qualifications:

•	Each candidate shall be an individual who has demonstrated integrity and ethics in his or her professional life and has established a record of professional accomplishment in his or her chosen field.

•	No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

•

Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of the Board of which he or she is a member.

The Nominating and Corporate Governance Committee will consider nominations for the Board by shareholders the same way it evaluates other individuals for nomination as a new director. Such nominations must be made in accordance with the Company’s bylaws.

Communications with Directors

Shareholders may contact our non-employee members of the Board of Directors by writing to the Board, c/o Carolyn C. Cummins, Corporate Secretary of the Company. All written submissions that appear to be good faith efforts to communicate with Board members about matters involving the interests of the Company and its shareholders will be delivered to the appropriate

Board member for review. Any concerns relating to accounting, internal accounting controls or auditing matters will be brought immediately to the attention of the Company’s Vice President of Internal Audit and handled in accordance with the procedures established by the Audit Committee. All correspondence is kept anonymous and kept confidential to the extent possible.

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PROPOSAL NO. 1 - ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a classified board of directors, with three classes of directors each nearly as equal in number as possible. Each class serves for a three-year term, and one class is elected each year. The Nominating and Corporate Governance Committee has recommended to the Board of Directors, and the Board of Directors has nominated for election by the shareholders, four individuals. Nominated for re-election are incumbent directors, Clifford Hudson, Federico F. Peña and Susan E. Thronson, whose terms will expire at the 2016 annual meeting. Also nominated for election as a new director is R. Neal Black. If elected, Messrs. Black, Hudson and Peña and Ms. Thronson will each serve as a director for a three-year term expiring at the annual meeting to be held in 2019.

If any of the nominees becomes unable or unwilling to accept the election or to serve as a director (an event which the Board of Directors does not anticipate), the person or persons named in the proxy will vote for the election of the person or persons recommended by the Board of Directors.

Robert M. Rosenberg, one of our incumbent directors, is not standing for re-election. Mr. Rosenberg has served as a director since 1993.

Nominees

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire (if elected) and age for each nominee for election as a director at the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
R. Neal Black	Nominee	2019	60
Clifford Hudson	August 1993	2019	61
Federico F. Peña	January 2001	2019	68
Susan E. Thronson	April 2015	2019	54

The following is certain biographical information about each of the four nominees for directors, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

R. Neal Black Former Chief Executive Officer and President of Jos. A. Bank Clothiers, Inc.

R. Neal Black served as Chief Executive Officer, President and Director of Jos. A. Bank Clothiers, Inc. from 2008 to 2014, having joined Jos. A. Bank in 2000 as Executive Vice President of Merchandising and Marketing. Prior to joining Jos. A. Bank, Mr. Black held executive positions at Saks Incorporated, Venture Stores, Gottschalks Incorporated and May Company.

SKILLS AND QUALIFICATIONS:

Mr. Black is a seasoned executive with more than 35 years of retail management experience in supply chain, product development and marketing as well as experience as a director of a publicly traded company. The Board will benefit from Mr. Black’s strategic planning skills along with his significant leadership and operating knowledge.

Clifford Hudson Chairman, Chief Executive Officer and President, Sonic Corp.

Clifford Hudson has served as the Company’s Chairman of the Board since January 2000 and Chief Executive Officer since April 1995. Mr. Hudson served as President of the Company from April 1995 to January 2000 and reassumed the position of President from November 2004 until May 2008 and again in April 2013 to the present. He has served in various other offices with the Company since 1984. Mr. Hudson has served on the Board of Trustees of the

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ELECTION OF DIRECTORS

Ford Foundation since January 2006 and on the Board of Trustees of the National Trust for Historic Preservation from January 2001 until 2011, where he served as its Chairman from 2008 until 2011. He served as Chairman of the Board of the Securities Investor Protection Corporation, the federally chartered organization which serves as the insurer of customer accounts with brokerage firms, from 1994 to 2001.

SKILLS AND QUALIFICATIONS:

In his more than 30 years with the Company, Mr. Hudson has gained meaningful leadership experience and quick-service restaurant knowledge. As CEO, he is responsible for determining the Company’s strategy and clearly articulating priorities as well as aligning and motivating the organization to execute effectively. These capabilities, combined with Mr. Hudson’s understanding of the Company and unwavering commitment to the Sonic brand, make him uniquely qualified to serve on the Board.

Federico F. Peña Senior Advisor, Vestar Capital Partners

Federico F. Peña has served as a Senior Advisor of Vestar Capital Partners since January 2009, and previously served as a Managing Director of Vestar from 1999 to 2009. Vestar is a global private equity firm that specializes in management buyouts, recapitalizations and going private transactions. Prior to joining Vestar, Mr. Peña served as the United States Secretary of Energy from 1997 to 1998 and the United States Secretary of Transportation from 1993 to 1997. Mr. Peña served as the Mayor of the City and County of Denver, Colorado from 1983 through 1991, the first Latino to hold that elected office. Mr. Peña founded Peña Investment Advisors in 1991 and was its President and Chief Executive Officer from 1991 until 1993. He served in the Colorado House of Representatives from 1979 until 1983 and practiced law for 10 years in Colorado. Mr. Peña is a Director of Wells Fargo & Company and a member of Toyota’s North American Diversity Advisory Board, as well as a member of several non-profit organizations.

SKILLS AND QUALIFICATIONS:	Mr. Peña has demonstrated sound leadership skills and brings his extensive investment experience to the Board.

Susan E. Thronson Former Senior Vice President, Global Marketing, Marriott International, Inc.

Susan E. Thronson served in a variety of marketing management positions from 1989 to July 2013 at Marriott International, Inc., a worldwide operator, franchisor and licensor of hotels and corporate housing properties. Her most recent positions with Marriott were Senior Vice President, Global Marketing from July 2005 to July 2013 and Senior Vice President, International Marketing, International Lodging Organization from January 1997 to June 2005. Ms. Thronson is a National Association of Corporate Directors (NACD) Governance Fellow and also serves as a director of Angie’s List, Inc.

SKILLS AND QUALIFICATIONS:	Ms. Thronson provides extensive global and brand marketing expertise to the Company, including digital marketing platforms as well as leadership experience with global operations and franchising.

Proxies cannot be voted for more than four nominees.

The Board of Directors recommends a vote “For” the election of each of the four nominees as a director.

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ELECTION OF DIRECTORS

Other Directors

The following table sets forth the name, year in which the individual first became a director, year in which the director’s term will expire and age for each director who will continue as a director after the annual meeting of shareholders.

Name	First Became a Director	Term Expires	Age
Tony D. Bartel	January 2014	2017	51
Lauren R. Hobart	January 2014	2017	47
Kate S. Lavelle	January 2012	2018	50
J. Larry Nichols	January 2007	2018	73
Jeffrey H. Schutz	August 2010	2017	64
Kathryn L. Taylor	January 2010	2017	60
Frank E. Richardson	March 1991	2018	76

The following is certain biographical information about each of the seven persons who will continue as a director after the annual meeting of shareholders, including their principal occupations. Also included is a description of their experience, qualifications, attributes and skills.

Tony D. Bartel Chief Operating Officer, Gamestop Corporation

Tony D. Bartel has over 20 years of experience in the consumer products industry, including 14 years in the restaurant industry. Mr. Bartel has served as Chief Operating Officer of Gamestop Corporation since 2014. He served as President of Gamestop Corporation from 2010 to 2014, Executive Vice President of Merchandising and Marketing for Gamestop from 2007 until 2010 and as Senior Vice President of International Finance for Gamestop from 2005 until 2007. Prior to that, Mr. Bartel worked for NCH Corporation for two years and Pizza Hut, Inc. for 14 years, serving in various management positions including Chief Financial Officer, Vice President of Strategic Planning and Vice President of Field Finance. He is a certified public accountant and began his career with KPMG LLP where he served for three years as a tax specialist.

SKILLS AND QUALIFICATIONS:

Mr. Bartel’s experience in marketing and strategy for multi-unit retail and restaurant brands provides a significant broad-based understanding of retailing, including marketing and strategic planning. In addition, Mr. Bartel’s background in finance, tax and accounting provides the Board with valuable perspective on the Company’s strategic initiatives, financial oversight and stewardship of capital.

Lauren R. Hobart Executive Vice President and Chief Marketing Officer, Dick’s Sporting Goods, Inc.

Lauren R. Hobart has served as Chief Marketing Officer of Dick’s Sporting Goods, Inc. since 2011. Ms. Hobart has also served as the Executive Vice President of Dick’s Sporting Goods and as the President of The Dick’s Sporting Goods Foundation since September 2015 and as Chelsea Collective General Manager of Dick’s Sporting Goods since June 2015. She served as Senior Vice President of Dick’s Sporting Goods from 2011 until September 2015. Ms. Hobart held a variety of management positions with Pepsi-Cola North America from 1997 until 2011, including Chief Marketing Officer, Carbonated Soft Drinks Brand. She began her career in the banking industry having five years of experience with JPMorgan Chase & Company and Wells Fargo Bank.

SKILLS AND QUALIFICATIONS:

Ms. Hobart brings to the Board her marketing and strategic planning skills as a senior marketing executive at Fortune 500 companies. She also provides valuable insight into consumer needs and marketplace trends currently influencing the retail industry.

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ELECTION OF DIRECTORS

Kate S. Lavelle Former Executive Vice President and Chief Financial Officer, Dunkin’ Brands, Inc.

Kate S. Lavelle has over 20 years of experience in finance and accounting, including 12 years in the restaurant and food service industry. Ms. Lavelle served as the Executive Vice President and Chief Financial Officer of Dunkin’ Brands, Inc. from December 2004 until July 2010. She served as Global Senior Vice President for Finance and Chief Accounting Officer of LSG Sky Chefs, a wholly owned subsidiary of Lufthansa Airlines, from January 2003 until August 2004. Ms. Lavelle served in various other management positions for LSG Sky Chefs, from March 1998 until January 2003. She began her career at Arthur Andersen LLP where for more than 10 years she served as Senior Audit Manager in charge of administration of audits and other professional engagements. From 2005 until July 2007, Ms. Lavelle served as a Director of Swift & Company, an American food processing company which was acquired in 2007 by JBS S.A., a Brazilian company. From May 2013 to May 2015, she served as a director of Jones Lang LaSalle, a global financial and professional services firm specializing in commercial real estate services and investment management.

SKILLS AND QUALIFICATIONS:

With over 20 years of experience in the finance and accounting industry, and six of those years as the Chief Financial Officer of a large, multi-brand, franchised quick-service restaurant business, Ms. Lavelle brings to the Board her extensive expertise in finance and direct knowledge and understanding of franchising, restaurant operations and management.

J. Larry Nichols Executive Chairman, Devon Energy Corporation

J. Larry Nichols is a co-founder of Devon Energy Corporation (“Devon”) and has served as Executive Chairman of the Board of Directors of Devon since June 2010. Mr. Nichols served as Chairman of the Board of Devon from 2000 to June 2010 and as Chief Executive Officer from 1980 to June 2010. Mr. Nichols also serves on the Nominating and Governance Committee and as Lead Director of Baker Hughes Incorporated. He served as Chairman of the Board of the American Petroleum Institute from 2009 to 2010 and is a Director of the American Natural Gas Alliance, the National Association of Manufacturers and the National Petroleum Council.

SKILLS AND QUALIFICATIONS:	Mr. Nichols has demonstrated strong business, management and leadership skills, as evidenced by his successful performance as Chairman and Chief Executive Officer of Devon.

Frank E. Richardson Chairman, F.E. Richardson & Co., Inc.

Frank E. Richardson has served as Chairman of F. E. Richardson & Co., Inc. of New York City, a firm specializing in acquisitions of and investments in growth companies, since June 1995. From 1986 to June 1995, Mr. Richardson served as President of Wesray Capital Corporation, a firm which also specialized in acquisitions of and investments in growth companies. From 1997 to June 2006, he served as Chairman of Enterprise News Media, Inc., which owned newspapers in Brockton, Quincy, Plymouth and several other towns in Massachusetts. Mr. Richardson serves as an Emeritus Trustee of the Metropolitan Museum of Art in New York, a Director of the American Friends of the National Gallery, London, England, and a Director of the New York Genome Center. Mr. Richardson has served on the boards of many public companies, including Alex Brown, Wilson Sporting Goods, Avis (Europe) and others.

SKILLS AND QUALIFICATIONS:	Mr. Richardson’s knowledge and experience in investments and financial matters and his experience with growth companies are valuable assets to the Board and to the Company.

Jeffrey H. Schutz Managing Director, Centennial Ventures

Jeffrey H. Schutz is a managing director of Centennial Ventures, a Denver-based venture capital firm with approximately $500 million of assets currently under management. Mr. Schutz has been a general partner in seven Centennial-sponsored partnerships and involved with the start-up, growth and development of approximately 50 companies over the past

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ELECTION OF DIRECTORS

23 years. In his position with Centennial Ventures, Mr. Schutz has directly contributed to the strategic planning and direction of these companies. Prior to joining Centennial Ventures in 1987, Mr. Schutz was Vice President and Director of PNC Venture Capital Group, an affiliate of PNC Financial.

SKILLS AND QUALIFICATIONS:

As a result of his background in building and growing entrepreneurial businesses, Mr. Schutz provides knowledgeable advice to the Company’s other directors and to senior management as the Company continues to strengthen its brand and grow its market share.

Kathryn L. Taylor Chief Executive Officer, Impact Tulsa

Kathryn L. Taylor serves as Chief Executive Officer of Impact Tulsa, a partnership of business and education leaders working to improve student outcomes. She previously worked as Chief of Education Strategy and Innovation for the State of Oklahoma from January 2010 until January 2011, a cabinet-level position to which she was appointed by the Governor of Oklahoma. She was elected the Mayor of the City of Tulsa, Oklahoma in 2006, and completed her term as Mayor in December 2009. Ms. Taylor was a partner in the Oklahoma law firm of Crowe and Dunlevy, serving as the Chair of the Franchising and Distribution Section from 1994 until 1998. From 1994 to 1997, Ms. Taylor also served as a principal owner and director of National Car Rental. From 1988 to 1994, she served as the Executive Vice President and General Counsel of Dollar-Thrifty Car Rental. Both National Car Rental and Dollar-Thrifty Car Rental operate and franchise car rental locations world-wide.

SKILLS AND QUALIFICATIONS:

Ms. Taylor provides significant knowledge to the Board on franchising, corporate governance and financial matters. She also provides broad insight into executive leadership, strategy and public affairs.

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ELECTION OF DIRECTORS

Committees of the Board of Directors

The Board of Directors has three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee. The charters for each of these committees has been adopted by the Board of Directors and are available at no charge in the corporate governance section of the Company’s website, www.sonicdrivein.com. All members of each of these committees are independent directors.

The directors serving on each committee are appointed by the Board. These appointments are made at least annually, for terms expiring at the next annual meeting of shareholders.

The following table lists each committee’s current membership as of the date of this proxy statement, each committee’s functions and the number of meetings each committee held in fiscal 2015:

Members(1)	Functions of Audit Committee		Number of Meetings in 2015
Kate S. Lavelle, Chair Tony D. Bartel J. Larry Nichols Frank E. Richardson Kathryn L. Taylor	•

Provides assistance to the Board in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements and compliance by the Company with certain legal and regulatory requirements

Seven
	•	Encourages free and open communication among the committee members, the Company’s independent registered public accounting firm and management of the Company
	•	Pre-approves all audit and permissible non-audit services
	•	Periodically meets with representatives of the Company’s independent registered public accounting firm and also meets with representatives of the internal audit function without management present
	•	Reviews the quarterly financial statements prior to the releases of earnings to the public

(1)	The Board of Directors has determined that each member of the Audit Committee is an “Audit Committee financial expert” as defined in Item 407(d) of Regulation S-K.

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ELECTION OF DIRECTORS

Members	Functions of Compensation Committee		Number of Meetings in 2015
Jeffrey H. Schutz, Chair Lauren R. Hobart Federico F. Peña Robert M. Rosenberg Susan E. Thronson	•	Establishes, implements and continually monitors adherence to the Company’s compensation philosophy	Five
	•	Reviews and approves the base salary, annual and long-term cash incentive awards and long-term equity incentive awards to the executive officers of the Company other than the CEO
	•	Reviews and recommends to the Board of Directors the compensation of the CEO
	•	Oversees and reviews the Company’s equity and cash incentive plans

Members	Functions of Nominating and Corporate Governance Committee		Number of Meetings in 2015
J. Larry Nichols, Chair Federico F. Peña Frank E. Richardson Robert M. Rosenberg	•	Identifies and recommends individuals qualified to become Board members	Five
	•	Performs CEO succession planning
	•	Monitors significant developments in the law and practice of corporate governance

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members has ever been an officer or employee of Sonic or any of its subsidiaries or had any relationship with Sonic requiring disclosure under Item 404 of Regulation S-K. No executive officer of Sonic has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Company’s Board of Directors or the Compensation Committee during fiscal year 2015. None of the Compensation Committee members have interlocking relationships as defined by the SEC.

Executive Session Meetings

The independent directors of the Company meet without the management director at executive sessions in conjunction with each quarterly board meeting and at other appropriate times. The independent directors have designated J. Larry Nichols as the lead director to preside at all meetings of the independent directors.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the Company’s executive compensation philosophy, objectives and program regarding the compensation of our named executive officers or “NEOs” (our Chief

Executive Officer or “CEO,” Chief Financial Officer and three other most highly compensated executives) for fiscal 2015:

Name	Title
Clifford Hudson	Chairman of the Board, Chief Executive Officer and President
Claudia S. San Pedro	Executive Vice President and Chief Financial Officer
John H. Budd III	Senior Vice President and Chief Development and Strategy Officer
Craig J. Miller	Senior Vice President and Chief Information Officer
Todd W. Smith	Senior Vice President and Chief Marketing Officer

Executive Summary

Our executive compensation program is designed to (a) motivate our executives to increase profitability and shareholder returns, (b) to pay a significant portion of compensation based on performance and (c) to compete for and retain talent.

2015 BUSINESS PERFORMANCE

Fiscal 2015 saw continued strong financial and operational results for the Company. Our media and product innovation initiatives drove much of our same-store sales increases, which resulted in increased income from operations and an increase in earnings per share (“EPS”) on a year-over-year adjusted basis. This increase, combined with our first quarterly dividend program implemented in fiscal 2015 and our share repurchase program, provided a strong return to our shareholders. The following table illustrates the Company’s growth in fiscal 2015 in terms of income from operations, EPS, same-store sales and stock price relative to performance in fiscal 2014 and fiscal 2013.

	2015	2014	2013	Change from 2013 to 2015
Income from Operations (in thousands)	$116,428	$98,677	$89,248	30.4%
EPS (Diluted)	$1.20	$.85	$.64	87.5%
Same-Store Sales Growth	7.3%	3.5%	2.3%	(1)
Stock Price per Share at Fiscal Year End	$27.00	$21.11	$15.96	69.2%
(1)	The Company’s cumulative same-store sales growth from the beginning of fiscal 2013 to the end of fiscal 2015 was 13.1%.

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EXECUTIVE COMPENSATION

The Company’s performance during fiscal 2015, and for the three-year period ending with fiscal 2015, demonstrated significantly improved financial results and a corresponding strong growth in the Company’s stock price.

2015 COMPENSATION PROGRAM KEY EVENTS

•	Base salaries of NEOs increased, on average, by 10%. (The average percentage is skewed by a 35% mid-year increase in the base salary of one NEO as a result of a promotion to his current position.)

•	Annual cash incentive award payout for fiscal 2015 performance was 131% of target, reflecting strong financial performance in fiscal 2015.
•

Long-term cash incentive award payout for the three-year performance period ending fiscal 2015 was 116% of target, reflecting strong financial performance for the three fiscal years 2013, 2014 and 2015.

Executive Compensation Practices

Our executive compensation practices support good governance and mitigate excessive risk-taking.

What we do:

•	Pay for Performance. The majority of compensation is tied to performance.

•

Stock Ownership. We have stock ownership requirements for our CEO, requiring him to own stock equal in value to at least five times his annual salary. As of September 30, 2015, our CEO owned Sonic stock equal in value to more than 12 times his base salary. In fiscal 2015, the Board adopted stock ownership guidelines for all other officers. Officers are given five years to attain the requirements.

•

Cash Incentives. Our long-term (three-year) cash incentives and short-term (annual) cash incentive require growth in EPS to yield a payout. Both our short-term and long-term cash incentives utilize caps on potential payments.

•

Clawbacks. In August 2012, we adopted compensation recovery, or “clawback,” provisions in our employment agreements that will apply to all incentive compensation programs. We intend to adopt a comprehensive clawback policy after the SEC finalizes its proposed rules regarding clawbacks issued in July 2015.

•

Change in Control. Our employment agreements are double-trigger, meaning that none of the Company’s executive officers are eligible to receive cash payments solely as a result of a change in control of the Company. Severance payments will be provided following a change in control only if the executive is terminated without cause or resigns for good reason.

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•

Independent Consultant. The Compensation Committee benefits from its utilization of an independent compensation consultant, and the compensation consultant acts at the sole direction of the Compensation Committee.

•	Equity Plans. Our 2006 Long-Term Incentive Plan provides for a three-year minimum vesting period for all time-based vesting equity awards for employees.

What we don’t do:

•	Special retirement programs. The Company does not have any special executive retirement programs that are specific to executive officers.

•	Tax Gross-ups. The Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

•	Company Stock Transactions. The Company prohibits its executive officers from engaging in hedging or other speculative transactions in Company stock.

•

No Repricing of Underwater Stock Options. The Company does not re-price or backdate stock options. If our stock price declines or stays flat, our NEOs realize no benefit from their outstanding underwater stock options. We believe this is appropriate because our shareholders also would not have benefited from owning shares of Sonic common stock during this time.

•	Perquisites. The Company does not have excessive perquisites for executives.

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EXECUTIVE COMPENSATION

OUR COMPENSATION OBJECTIVES

Our fundamental objective is to create value for our shareholders on a consistent long-term basis. To accomplish this goal, the Compensation Committee designs executive compensation programs that:

•	Emphasize Pay for Performance by aligning incentives with business strategies to reward executives who achieve or exceed Company goals.

•	Pay Competitively to attract and retain talent by setting target compensation opportunities to be competitive with other companies in our industry of similar size and value.

•

Focus on Long-Term Success by including equity as a cornerstone of our executive pay programs and using a combination of short-term and long-term incentives to ensure a strong connection between Company performance and actual compensation realized.

EMPHASIZING PAY FOR PERFORMANCE

Our executive compensation program consists of four key components: base salary, short-term cash incentive awards, long-term cash incentive award and equity awards. We designed our program so that NEO compensation varies by type (fixed versus performance-based), length of performance period (short-term versus long-term) and form (cash versus equity). We believe that such variation is necessary to (1) strike the appropriate balance between short- and long-term business goals; (2) encourage appropriate behaviors and discourage excessive risk-taking; and (3) align the interests of the Company’s executives with our shareholders.

The mix of components is designed to incent both individual accountability and collaboration to build long-term shareholder value. The charts below show the average mix of the key components of fiscal 2015 NEO compensation by type, length and form.

Consistent with our design principles, performance-based programs pay out at 100% when goals are achieved. Payouts below 100% occur when goals are not achieved, and payouts above 100% are possible when goals are exceeded. For example, over the past 10 years, the short-term incentive award payout ranged from a low of 0% to a high of 131%. The long-term cash incentive award was started in fiscal 2011, with the first payment period ending in fiscal 2013. The long-term cash incentive award payout has ranged from a low of 0% to a high of 116%. These payouts were based on the results achieved as compared to the pre-established performance targets, highlighting the clear link between pay and performance that underlies our compensation programs.

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EXECUTIVE COMPENSATION

PAYING COMPETITIVELY

In making compensation decisions, the Compensation Committee compares each element of total compensation against our “compensation peer group,” which is a benchmarking peer group of publicly traded restaurant companies, as augmented by survey data where position matches were not available. Our compensation peer group is carefully selected in consultation with Mercer based on criteria including restaurant industry, operating structure and size. The peer group is periodically reviewed and updated by the Compensation Committee to consist of companies against which the Compensation Committee believes we compete for talent. Changes to the peer group are carefully considered and made infrequently to assure continuity from year to year. For calendar 2015, the Compensation Committee removed Biglari Holdings Inc. (dissimilar pay practices) and CEC Entertainment (no longer has publicly available information) and added Fiesta Restaurant Group (restaurant company the Compensation Committee deemed relevant for comparative purposes).

The companies comprising our compensation peer group for 2015 were:

BJ’s Restaurants Bob Evans Farms Buffalo Wild Wings Denny’s DineEquity Domino’s Pizza	Einstein Noah Restaurant Fiesta Restaurant Group Jack in the Box Panera Bread Papa John’s	Popeye’s Louisiana Kitchen Red Robin Ruby Tuesday Texas Roadhouse Wendy’s

At the time of setting 2015 compensation in January 2015, the Compensation Committee considered fiscal 2013 data, which was the most recent financial and compensation data of our peer group available at that time. For comparison purposes, the Company’s annual revenues in fiscal 2014 were below the 25th percentile in revenues of our compensation peer group, and the Company’s market value was between the 25th percentile and the median in market value of our compensation peer group companies. The Company’s system-wide sales were above the 75th percentile in terms of system-wide sales of our peer group. While the target total compensation for our NEOs is set considering the median target total compensation within our peer group, actual compensation varies depending on the NEO’s experience in the particular role, as well as total Company and individual performance.

FOCUS ON LONG-TERM SUCCESS

One-half of the NEO’s long-term incentive awards are granted in the form of stock options. The stock options granted vest over a period of three years and only have value if our stock price appreciates after the options are granted. From time to time, in addition to regular stock option grants, the Compensation Committee makes special equity grants in the form of RSUs to senior executives to encourage retention of the key talent necessary to manage the Company successfully.

Historically, we have encouraged our executives to own Company stock and have monitored ownership levels. The Company has had stock ownership guidelines in place for the CEO for several years that provide that he own Company stock valued at a minimum of five times his base salary. As of September 30, 2015, Mr. Hudson owned Company stock valued at more than 12 times his base salary. In fiscal 2015, the Company adopted stock ownership guidelines for all officers. For the NEOs other than the CEO, the guideline is that the NEO own either 12,500 shares or shares having a value of at least $400,000. Officers are given five years to attain either ownership level. Outstanding vested stock options are counted in determining the minimum value, but not in determining the minimum amount of shares.

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EXECUTIVE COMPENSATION

Components of Compensation

The significant elements of our executive compensation program are as follows:

Direct Compensation Elements(1)	Performance-based	Primary Metric	Terms
Base Salary		n/a	Evaluated annually, based on such factors as competitive benchmarks, Company performance and individual performance
Short-Term Cash Incentive (Annual Bonus)	X	EPS	Based solely on financial metric
Long-Term (Three-year) Cash Incentive	X	EPS	Based solely on financial metric
Stock Options	X	Time-based vesting; value based on appreciation in stock price	Vest one-third each year; seven-year term
Restricted Stock Units		Time-based vesting; value based on stock price on vesting date	Vary with minimum vesting over at least three years
(1)	Indirect compensation elements include retirement programs and other limited personal benefits as described below under “Other Elements of Compensation.”

The following charts illustrate how each compensation component for fiscal 2015 disclosed in the Summary Compensation Table was weighted for our Chief Executive Officer and the other NEOs as a group.

BASE SALARY

For fiscal 2015, base salaries of NEOs increased, on average, by 10% over fiscal 2014. Not including Mr. Smith, who received a mid-year increase based on his promotion and increased responsibilities, fiscal 2015 base salaries of NEOs increased, on average, by 6% over fiscal 2014.

We provide competitive base salaries to our NEOs in recognition of their job responsibilities. In determining base salaries, we consider each NEO’s experience, unique skills, individual performance and future potential with

Sonic, along with salary levels for similar positions in our peer group and internal pay equity. Our compensation philosophy is to target base salaries close to the median of our compensation peer group for each NEO. Base salaries are reviewed annually during our benchmarking process. For fiscal 2015, the base salaries for the NEOs ranged from 63% to 115% of the peer group median base salary for fiscal 2013 (based on the information available when compensation was reviewed in January 2015). Ms. San Pedro was promoted to Chief Financial

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EXECUTIVE COMPENSATION

Officer in April 2015, so there is a material deviation from her fiscal 2015 compensation and the peer group median. Excluding Ms. San Pedro, the base salaries of the NEOs ranged from 86% to 115% of the peer group median base salary for fiscal 2015.

Base salaries for NEOs are reviewed on a calendar year basis. Mr. Hudson’s base salary was increased 8.9% for calendar 2015. The remaining NEOs received increases ranging from 2.5% to 5%. Changes were made as a result of the strong performance in fiscal 2014 and to move salaries closer to the respective officer peer-group medians. Mr. Smith received an additional increase of 35% effective March 1, 2015 as a result of his promotion to his current position of Senior Vice President and Chief Marketing Officer and his increased responsibilities. Ms. San Pedro received additional increases of 16.8% effective April 8, 2015 and 21%

effective August 1, 2015 as a result of her promotion to her current position of Executive Vice President and Chief Financial Officer and her increased responsibilities.

The annual base salaries for our NEOs as of the date of this proxy statement are as follows:

Name	($)
Clifford Hudson	802,093
Claudia S. San Pedro(1)	354,167
John H. Budd III	400,391
Craig J. Miller	302,428
Todd W. Smith	364,583
(1)

While the base salaries for all NEOs will be considered for increases at the January 2016 Compensation Committee meeting, a more aggressive increase in Ms. San Pedro’s base salary will be considered in connection with her promotion to Chief Financial Officer in fiscal 2015, for the purpose of more closely aligning her base salary with the peer group median.

SHORT-TERM CASH INCENTIVE (ANNUAL BONUS)

The Company achieved 30% growth in EPS in fiscal 2015, excluding certain non-GAAP adjustments. Short-term cash incentives paid out at 131% of target as a result of this performance.

We establish competitive annual performance opportunities as a percent of salary for our named executive officers that:

•	motivate attainment of short-term goals and

•	link annual cash compensation to achievement of the annual strategic objectives of the business.

Annual cash incentive awards for fiscal 2015 were granted under the Executive Cash Incentive Plan (the “Cash Plan”) adopted by the Company’s shareholders in 2012. The Cash Plan allows for both short-term and long-term performance-based cash incentive awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as amended.

The Compensation Committee measures the Company’s performance against an annual business plan prepared by management and reviewed and approved by the Board of Directors prior to the fiscal year. Achievement of the EPS target set forth in the annual business plan will result in a cash incentive award payment equal to a percentage of the NEO’s base salary. The EPS target is approved by the Board and designed to reinforce our focus on profitability and enhancement of long-term shareholder value. We consider EPS a key indicator of how well management is executing the Company’s strategy.

The target short-term cash incentive awards are generally set at the median of our compensation peer group, taking into account individual performance, program costs and total compensation targets. The Compensation Committee periodically reviews these target award levels. The base salary target percentages for purposes of setting target short-term incentive awards for each NEO are based on the NEO’s responsibilities, internal pay equity among NEOs with similar responsibilities and competitive considerations. The base salary target percentages for our NEOs for fiscal 2015 and 2014 were as follows:

Name	2015 (%)	2014 (%)
Clifford Hudson	100	100
Claudia S. San Pedro(1)	50	50
John H. Budd III	75	75
Craig J. Miller	50	50
Todd W. Smith(2)	75	50

(1)

Subsequent to the end of fiscal 2015, Ms. San Pedro received an increase from 50% to 75% based on her promotion and increased responsibilities. The increased percentage will apply to awards beginning in fiscal 2016.

(2)	Effective March 1, 2015, Mr. Smith received an increase from 50% to 75% based on his promotion and increased responsibilities.

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EXECUTIVE COMPENSATION

The Company must achieve an 80% threshold level of the established EPS target in order for NEOs to be rewarded with 25% of their target annual incentive awards. Incremental progress from 80% to 100% of the established EPS goal will allow the remaining 75% of the target incentive award to be earned. Consistent with our pay-for-performance philosophy, only when performance meets the EPS target will NEOs be able to realize the entirety of their target incentive awards. The Board of Directors sets the EPS target to require strong performance in order to achieve the target incentive awards.

To encourage exceptional performance, achievement in excess of the EPS target will result in the payment of an incentive award equal to an additional 3% of the target incentive award for every 1% EPS exceeds the EPS target. For example, if the Company achieved 103% of the EPS target for the fiscal year, the NEO would be entitled to receive 109% of his or her target incentive award. The award is capped at 116% of the EPS target (or 150% of the target annual incentive award).

The Compensation Committee will make adjustments for all items of gain, loss or expense that are related to special, unusual or nonrecurring items, consistent with our publicly reported adjusted EPS. The Compensation Committee retains discretion to reduce, but not increase, the annual incentive awards in light of unusual or unforeseen developments that impact the Company or the restaurant industry.

For fiscal 2015, the EPS target was $1.00. Actual performance in fiscal 2015, as adjusted, was $1.10 which resulted in a payout of 131% of the target.

Short-term cash incentive award payouts for fiscal 2015 and the prior four fiscal years are shown below:

Fiscal Year	Incentive Award Payout as % of Target(1)
2015	131.0
2014	102.8
2013	113.8
2012	85.0
2011	114.0
(1)	The Compensation Committee has not exercised discretion to alter any individual short-term awards paid under the Cash Plan.

LONG-TERM INCENTIVES

A key component of our NEO compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term shareholder value through the use of long-term cash and equity-based incentives. As a result, our officers’ interests are closely aligned with shareholders’ long-term interests. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and provides executives with incentives to maximize the value of shareholders’ investments. The annualized value of the long-term incentives awarded to our NEOs is intended to be the largest component of our incentive compensation package. Target long-term incentive award values are determined by the Compensation Committee by analyzing benchmark data, individual performance, program cost and total compensation targets.

For fiscal 2015, as in fiscal years 2011 through 2014, the Compensation Committee determined that the Company’s executive officers’ long-term incentive awards should be comprised of approximately 50% long-term cash awards under the Cash Plan and approximately 50% long-term equity awards (in the form of stock options based on the Black-Scholes value of the award on the date of grant) under the Sonic Corp. 2006 Long-

Term Incentive Plan (the “Equity Plan”). In determining the total value of long-term incentives to be granted each year, the Compensation Committee utilizes a formula which consists of base salary multiplied by a percentage determined by the Compensation Committee based on the total long-term incentive award target for the executive officer. The base salary target percentages for our NEOs for fiscal 2015 and 2014 were as follows:

Name	2015 (%)	2014 (%)
Clifford Hudson	200	200
Claudia S. San Pedro(1)	55	45
John H. Budd III	85	85
Craig J. Miller	85	85
Todd W. Smith(2)	85	35

(1)	In April 2015, Ms. San Pedro received an increase from 55% to 85%, effective for fiscal 2016, based on her promotion and increased responsibilities.

(2)	In March 2015, Mr. Smith received an increase from 55% to 85%, based on his promotion and increased responsibilities.

Prior to fiscal 2011, long-term incentives were provided to executives solely in the form of equity awards. Providing a portion of long-term incentives under the Cash Plan reduces share dilution.

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EXECUTIVE COMPENSATION

LONG-TERM CASH INCENTIVES

The Company achieved 22% compounded annual growth in EPS for the three-year performance period of fiscal 2013 through fiscal 2015, as measured for purposes of our long-term cash incentive awards granted for that period, which resulted in a payout of 116% of target.

As mentioned above, the Cash Plan allows for the grant of both short-term and long-term cash incentive compensation based on the Company’s performance. With respect to long-term incentives, the Cash Plan provides an additional means for incentive awards to align executives with the Company’s long-term performance and provides a long-term component based on measures that are not limited to stock price. The Cash Plan permits the Compensation Committee to select the performance metrics applicable to a long-term incentive award from among a list of permitted metrics. For the long-term cash incentive awarded to executive officers in fiscal 2015, the performance metric was EPS. The Compensation Committee believes that, over time, EPS results are the primary driver of our stock price, an important indicator of our profitability, and an accurate indicator of long-term Company performance.

With regard to the long-term cash awards granted in fiscal 2015 under the Cash Plan, payment is based on the Company’s attainment of certain EPS targets over a performance period commencing September 1, 2014 and ending August 31, 2017. The actual amount of the cash award will vary between 0% and 150% of the target award, with payout occurring as follows:

Performance Level	Average Annual Increase in EPS %	Payout vs. Target Award(1) %
Maximum	27	150
Target	18	100
Minimum	6	25

(1)	Interpolation used for performance between the minimum payout (25%) and maximum payout (150%).

For the three-year performance period of fiscal 2013 through fiscal 2015, the performance target was 18% growth in EPS. Actual performance for that period, as adjusted, was 22% growth, which resulted in a payout of 116% of the target.

The Cash Plan was adopted in January 2011 and the performance period for the first long-term (three-year) incentive award granted under the Cash Plan ended in fiscal 2013. Long-term cash incentive award payouts for fiscal years 2012 through 2015 are shown below:

Fiscal Year	Incentive Award Payout as % of Target(1)
2015	116.0
2014	37.5
2013	0

(1)	The Compensation Committee has not exercised discretion to alter any individual long-term awards paid under the Cash Plan.

LONG-TERM EQUITY INCENTIVES

The market price of our stock increased during fiscal 2015, which positively affected the value of our executives’ accumulated stock options and RSUs. Our common stock market price, as determined at the close of market, increased from $21.11 on August 29, 2014 to $27.00 on August 31, 2015.

The Equity Plan provides the Compensation Committee flexibility in the choice of vehicles used to make long-term equity incentive grants, including the ability to issue stock options, performance share units and RSUs. The Compensation Committee reviews the types of awards granted annually to ensure we spend our shares responsibly and understand the cost associated with each type of available award. The Equity Plan provides for a three-year minimum vesting period for all time vesting-based equity awards and a one-year minimum vesting period for all performance-based equity awards granted to employees.

The Compensation Committee has determined that the equity portion of the executive officers’ long-term incentive awards should be in the form of stock options. Stock options only have value if our stock price appreciates after the options are granted. We believe stock price performance should also be an important driver of compensation to align management and shareholder interests.

Stock option grants to NEOs are made annually at our quarterly Compensation Committee meeting in January. Our quarterly Compensation Committee meeting dates are generally set in conjunction with our quarterly Board meetings and are scheduled about a year in advance of the meetings. Stock options are granted with an exercise

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price equal to the closing market price of our common stock on the grant date (which is typically the date following the quarterly Compensation Committee meeting). There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information. Options expire after seven years and vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the NEO is still employed by us on the date of vesting. The periodic vesting provisions are in place to encourage the NEOs to remain with the Company.

In addition to annual award grants, from time to time the Compensation Committee makes special stock option grants and RSUs grants. The stock option grants, made in connection with promotions and new employment, are made at the quarterly Compensation Committee meeting following the event triggering the grant. Restricted stock unit grants, also made at quarterly meetings, are for the purpose of encouraging retention of key talent necessary to manage the Company successfully. In April 2014, the Company granted Mr. Miller 12,130 RSUs, subject to performance measures. In April 2015, the Company granted Mr. Smith 11,044 RSUs and modified Mr. Miller’s RSU award to remove the performance measures. In August 2015, the Company granted 10,000 RSUs to Ms. San Pedro and to Mr. Budd.

OTHER ELEMENTS OF COMPENSATION

The other types of compensation and benefits provided to the NEOs are generally similar to those provided to other officers.

Employee Stock Purchase Plan. The Company maintains the Employee Stock Purchase Plan (the “ESPP”), adopted in 1991 and last amended in 2011, to provide all employees with an opportunity to purchase shares of the Company’s common stock through payroll deductions at a 15% discount from the market price. The ESPP is a qualified plan under Internal Revenue Code Section 423. The Compensation Committee believes the ESPP is an attractive benefit that assists the Company in retaining key employees, securing new qualified employees and providing incentives for employees to work towards achieving the Company’s key objectives because it give employees access to the Company’s equity at a favorable price.

Perquisites. The only perquisites provided to NEOs, as well as all other officers, are car allowances and premiums paid for certain life, accidental death and dismemberment insurance and long-term disability benefits.

Certain Other Benefits. The Company also maintains a benefits program comprised of retirement income and group insurance plans. The Company does not offer any retirement plan or compensation for NEOs other than the Company’s 401(k) plan, in which all employees may participate, and the Company’s nonqualified deferred compensation plan (the “NQDC Plan), which is solely funded by employee contributions and the same employer contributions as provided under the 401(k) plan. The Company provides a match on employee 401(k) contributions equal to 100% on the first three percent contributed by employees into their 401(k) funds and 50% on the second three percent of employee 401(k) contributions. Non-officer employees receive 100% match of the second three percent of their contributions if they have been employed by the Company for 10 years or more. Officers receive the same match on their contributions in the NQDC only to the extent they have not received the maximum match for contributions made to their 401(k) funds.

The Company’s group insurance program consists of life, disability and health insurance benefit plans that cover all full-time employees.

Governance of Executive Compensation

COMPENSATION COMMITTEE

The Compensation Committee, comprised entirely of independent directors, is responsible for aligning our compensation programs with our objectives of emphasizing pay for performance, paying competitively and focusing on long-term success. The Compensation

Committee reviews and approves any compensation decisions regarding vice presidents and above (with input from the CEO other than for his own compensation), and recommends the compensation of the CEO to the full Board of Directors. The Board then sets the CEO’s

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EXECUTIVE COMPENSATION

compensation based on its evaluation of the CEO’s performance. Further information about the duties of the Compensation Committee can be found in the Compensation Committee Charter posted on our website at ir.sonicdrivein.com/governance.cfm. To make certain the Compensation Committee is able to effectively carry out its responsibilities, it takes the following actions:

•	retains an independent consultant to advise on executive compensation;

•

benchmarks data, with the assistance of its independent consultant, to determine competitive compensation levels based on a peer group that represents other restaurant companies and companies with which we compete for talent;

•	approves the design and performance metrics used in our incentive plans;

•	submits recommendations to the full Board of Directors for approval and ratification of the CEO’s compensation; and
•	holds executive sessions (without management present) at every Compensation Committee meeting.

In setting compensation for fiscal 2015, the Compensation Committee considered, among other things:

•	the benchmarking data and analyses described above;

•	our overall performance in fiscal 2014, including our financial and operating performance;

•	each NEO’s individual performance and contributions to our achievement of financial goals and operational milestones;

•	each NEO’s job responsibilities, expertise, historical compensation and years and level of experience;

•	the relative compensation levels of our NEOs;

•	the importance of retaining each NEO and each NEO’s potential to assume greater responsibilities in the future; and

•	whether the incentive criteria provide a balance of short-term and long-term incentives and mitigate any risk of a material adverse effect on the Company.

COMPENSATION CONSULTANT

The Compensation Committee has the authority under its charter to engage the services of outside advisors. In accordance with this authority and in furtherance of the compensation philosophy described above, the Compensation Committee has engaged Mercer Human Resource Consulting (“Mercer”) to conduct an annual review of our total compensation program for our executive officers and provide relevant market data concerning executive pay practices. Mercer provided a review of executive compensation in August 2014, including data consisting of proxy information of peer companies as well as an analysis of executive compensation survey data for the restaurant industry maintained by Mercer, Towers Watson and Aon Hewitt. Mercer attended two Compensation Committee meetings in fiscal 2015. The Company has assessed the independence of Mercer as required by the SEC and concluded that no conflict of interest exists that would prevent Mercer from independently advising the Compensation Committee.

CEO AND OTHER NEOS COMPENSATION

The Compensation Committee sets the compensation of all NEOs other than the CEO. Our CEO annually reviews the performance of those executives reporting directly to him and makes recommendations to the Compensation Committee regarding compensation for those executives, as well as any other executive officers named in the Summary Compensation Table. Our Compensation Committee may exercise its discretion in accepting or otherwise modifying the proposed compensation and awards to those executive officers. With respect to the CEO, the Compensation Committee recommends his compensation to the full Board, which then sets the CEO’s compensation based on the Board’s evaluation of the CEO’s performance for the prior fiscal year. The Board’s evaluation of the CEO considers the CEO’s performance against qualitative goals and objectives approved by the Board for the prior fiscal year (specifically addressing any areas where objectives were not met) and the CEO’s self-evaluation of his performance against the goals and objectives. Mr. Hudson’s compensation for fiscal 2015 was higher than that of other NEOs primarily because of his greater influence over and responsibility for the Company, the compensation levels of comparable executives at companies within our compensation peer group, and his long tenure with the Company.

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Our pay-for-performance compensation program aligns the compensation of the CEO with the interests of the Company’s shareholders, with a substantial amount of the CEO’s target total direct compensation being “at risk” performance-based compensation. For fiscal 2015, target “at-risk” performance-based compensation represented approximately 67% of our CEO’s target total direct compensation.

STOCK OWNERSHIP GUIDELINES

Historically, we have encouraged our executives to own Sonic stock and have monitored ownership levels. The Company has had stock ownership guidelines for the CEO for several years which provide for stock ownership by the CEO of at least five times his base salary. As of September 30, 2015, Mr. Hudson owned Sonic stock valued at more than 12 times his base salary. In fiscal 2015, the Company also adopted stock ownership guidelines for all officers. For the NEOs other than the CEO, the guideline is that the NEO own either 12,500 shares or shares having a value of at least $400,000. Officers are given five years to attain either ownership level. Outstanding vested stock options are counted in determining the minimum value, but not the minimum amount of shares.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

We have employment agreements with each NEO. The employment agreements provide that if the Company terminates the NEO’s employment other than for cause or fails to renew the NEO’s contract, the Company must pay the NEO certain severance benefits. The contracts for the NEOs also provide that, upon a change in control of the Company, if the Company terminates the officer’s employment other than for cause or violates any term of the contract, the Company must pay the officer severance benefits. These severance and change in control payments are discussed in more detail under “Potential Payments upon Termination or Change in Control” on page 30. The agreements regarding severance payments are designed to be competitive with similar agreements of our compensation peer companies in order to attract, retain and motivate NEOs, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage NEOs to remain in service after a change in control and ensure that NEOs are able to devote their entire attention to maximizing shareholder value in the event of a change in control. The Compensation Committee has determined that the amounts payable under the employment agreements are necessary to achieve those objectives.

None of the employment agreements provide for the payment of severance upon a change of control unless the employee is terminated without “cause” or resigns for “good reason.” The Company does not provide any tax gross-ups with respect to payments made in connection with a change in control.

TAX CONSIDERATIONS

In determining executive compensation, the Compensation Committee considers several factors, including the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. One exception applies to “performance-based compensation” paid pursuant to shareholder-approved employee benefit plans (essentially, compensation that is paid only if the individual’s performance meets pre-established objective performance goals based on performance criteria approved by our shareholders). Generally, the Compensation Committee believes that it is in the Company’s shareholders’ best interests to preserve the deductibility of compensation paid to the Company’s executive officers, while still maintaining the Company’s executive compensation program’s goals. The Compensation Committee may approve compensation to NEOs that may exceed the limits of deductibility if it is deemed necessary and in the Company’s best interest to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company’s business strategy. For fiscal 2015, all compensation paid to our NEOs qualified for deduction under Section 162(m).

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EXECUTIVE COMPENSATION

COMPENSATION RISK

In fiscal 2015, the Compensation Committee reviewed the Company’s various incentives and other compensation programs and practices and the processes for implementing these programs to determine whether any risks arising from our compensation policies and practices for our NEOs and other employees could encourage decision-making that could expose the Company to unreasonable risks of material adverse consequences. In conducting this review, the Compensation Committee considered a risk assessment analysis performed by Mercer, an independent compensation consulting firm, with regard to the Company’s compensation policies and practices in fiscal 2014. In addition, the Compensation Committee has considered any change in incentive compensation made in fiscal 2015. Based on this review, the Compensation Committee determined that the risks arising from the Company’s compensation practices and policies are not reasonably likely to have a material adverse effect on the Company.

In making this determination, the Compensation Committee considered the various components of compensation and the compensation decision-making process including:

•

A Balanced Mix of Compensation Components. The target compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity and cash incentives, representing a mix that is not overly weighted toward short-term cash incentives.

•	Capped Incentive Awards. Short-term and long-term cash incentive awards are capped at 150% of target.

•	Independent Compensation Consultant. The Compensation Committee uses an independent compensation consultant.

•

Multi-Year Vesting. The performance period and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period. All long-term cash incentive awards have a three-year performance period. All time-vested equity awards have a three-year vesting period.

•	Performance Metrics. All performance metrics for our short-term and long-term cash incentive awards are based on audited metrics.

•	Discretion. The Compensation Committee has the ability to exercise discretion to reduce final payouts of all short-term and long-term cash incentive awards.

Conclusion

The Compensation Committee believes the compensation delivered to the NEOs for fiscal 2015 is reasonable and appropriate. The Compensation Committee believes the total executive compensation program does not encourage executives to take unnecessary or excessive risk.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee

/s/ Jeffrey H. Schutz, Chair

/s/ Lauren R. Hobart

/s/ Federico F. Peña

/s/ Robert M. Rosenberg

/s/ Susan E. Thronson

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Summary Compensation Table

The following table provides information concerning total compensation earned by the NEOs (“the CEO, the Chief Financial Officer and the three other most-highly compensated executive officers of the Company”) who served in such capacities as of August 31, 2015 for services rendered to the Company during the past fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Clifford Hudson	2015	778,539	-		-		770,011	1,606,837	27,053	3,182,440
Chairman of the Board,	2014	726,467	90,392	(4)	-		707,199	920,361	25,875	2,470,294
Chief Executive Officer and President	2013	687,708	-		-		679,999	773,840	26,304	2,167,851
Claudia S. San Pedro(5)	2015	264,655	-		292,600	(6)	65,882	232,445	27,053	882,635
Executive Vice President	2014	234,785	-		-		51,337	110,699	20,739	417,560
and Chief Financial Officer	2013	224,595	10,000	(7)	-		49,604	100,351	20,891	405,441
John H. Budd III(8)	2015	391,797	-		292,600	(6)	163,357	377,648	27,053	1,252,455
Senior Vice President and	2014	377,719	-		-		325,329	192,750	32,301	928,099
Chief Development and Strategy Officer	2013	5,859	35,000	(9)	-		-	-	-	40,859
Craig J. Miller	2015	299,773	-		134,401	(10)	123,387	301,092	25,803	884,456
Senior Vice President and	2014	291,958	-		249,999	(10)	120,379	180,747	24,582	867,665
Chief Information Officer	2013	269,875	-		-		98,016	108,579	24,802	501,272
Todd W. Smith	2015	312,242	-		349,984	(11)	71,581	296,469	27,053	1,057,329
Senior Vice President and	2014	245,055	-		-		40,559	70,985	23,954	380,553
Chief Marketing Officer	2013	208,741	-		-		151,221	67,025	18,357	445,344
(1)

The amounts shown reflect the aggregate grant date fair values of the stock and option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015 regarding assumptions underlying valuation of equity awards. The terms applicable to option awards granted in fiscal 2015 are set forth below in the Grant of Plan-Based Awards Table.

(2)

Amounts listed below for fiscal 2015 include short-term cash incentive compensation paid for the one-year performance period ended August 31, 2015, and long-term cash incentive compensation paid for the three-year performance period ended August 31, 2015, as discussed in further detail in the CD&A under the sections “Annual Cash Incentive” and “Long-Term Cash Incentives.”

Name	Short-Term Cash($)	Long-Term Cash($)
Clifford Hudson	1,008,712	598,125
Claudia S. San Pedro	178,418	54,027
John H. Budd III	377,648	N/A
Craig J. Miller	190,167	110,925
Todd W. Smith	257,899	38,570
(3)	All Other Compensation for fiscal 2015 is listed in the following table:

Name	Company Matching Contributions to the 401(k) Plan ($)	Car Allowance ($)	Company Provided Life and Accidental Death and Dismemberment Insurance Premiums ($)	Total All Other Compensation ($)
Clifford Hudson	11,850	14,400	803	27,053
Claudia S. San Pedro	11,850	14,400	803	27,053
John H. Budd III	11,850	14,400	803	27,053
Craig J. Miller	10,600	14,400	803	25,803
Todd W. Smith	11,850	14,400	803	27,053

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EXECUTIVE COMPENSATION

(4)	The bonus amount for Mr. Hudson is a one-time discretionary bonus awarded to Mr. Hudson by the Compensation Committee in recognition of outstanding performance.

(5)	Ms. San Pedro was promoted to Executive Vice President and Chief Financial Officer of the Company on August 6, 2015.

(6)	The stock awards for Ms. San Pedro and Mr. Budd are one-time discretionary awards granted by the Compensation Committee for retention purposes. The RSUs vest on August 31, 2018.

(7)

The bonus amount for Ms. San Pedro is a one-time discretionary bonus awarded to Ms. San Pedro by the Compensation Committee in recognition of her performance in connection with the partial refinancing of the Company’s securitization debt in fiscal 2013.

(8)	Mr. Budd was employed by the Company and elected Senior Vice President and Chief Development and Strategy Officer of the Company effective August 26, 2013.

(9)	The bonus amount for Mr. Budd is a hiring bonus paid to him when he joined the Company in August 2013.

(10)

The stock award for Mr. Miller is a one-time discretionary award, subject to performance measures, granted in fiscal 2014 to Mr. Miller by the Compensation Committee for retention purposes. In 2015, the award was amended to remove the restriction regarding performance measures, which resulted in additional value in accordance with FASB ASC 718. The RSUs vest 50% on January 31, 2017 and 50% on April 30, 2018.

(11)	The stock award for Mr. Smith is a one-time discretionary award granted to Mr. Smith by the Compensation Committee for retention purposes. The RSUs vest on August 31, 2018.

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Grants of Plan-Based Awards Table

The following table provides information concerning grants of plan-based awards made to the NEOs during fiscal 2015.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)(1) (2)	Target ($)	Maximum ($)
Clifford Hudson
Stock Options	1/29/2015						86,595	31.29	770,011
Short-Term Cash Incentive	10/15/2014	192,502	770,009	1,155,014
Long-Term Cash Incentive	10/15/2014	176,800	707,200	1,060,800
Claudia S. San Pedro
RSUs	8/6/2015				10,000				292,600
Stock Options	1/29/2015						7,409	31.29	65,882
Short-Term Cash Incentive	10/15/2014	29,947	119,790	179,685
Long-Term Cash Incentive	10/15/2014	15,687	62,747	94,121
John H. Budd III
RSUs	8/6/2015				10,000				292,600
Stock Options	1/29/2015						18,371	31.29	163,357
Short-Term Cash Incentive	10/15/2014	72,070	288,281	432,422
Long-Term Cash Incentive	10/15/2014	39,844	159,375	239,063
Craig Miller
RSUs	4/17/2014				12,130				249,000
RSUs	4/9/2015					(4)			134,401
Stock Options	1/29/2015						13,876	31.29	123,387
Short-Term Cash Incentive	10/15/2014	36,291	145,166	217,748
Long-Term Cash Incentive	10/15/2014	31,344	125,375	188,062
Todd W. Smith
RSUs	4/9/2015				11,044				349,984
Stock Options	1/29/2015						8,050	31.29	71,581
Short-Term Cash Incentive	10/15/2014	32,538	130,151	195,226
Long-Term Cash Incentive	10/15/2014	33,851	135,403	203,105
(1)

The threshold amounts under the Company’s short-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the CD&A under the section “Annual Cash Incentive.”

(2)

The threshold amounts under the Company’s long-term cash incentive plan reflect the minimum payment level, which is 25% of the target amounts shown in the next column. Threshold is represented as the minimum payment level, but zero payout is possible if threshold performance measures are not attained. The maximum payment amount is 150% of the target award, as more particularly described in the CD&A under the section “Long-Term Cash Incentives.”

(3)

The amounts shown reflect the grant date fair value of the option awards for financial reporting purposes computed in accordance with FASB ASC 718. These amounts do not include any reduction in the value for the possibility of forfeiture. See Note 13 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015 regarding assumptions underlying valuation of equity awards.

(4)	The award granted to Mr. Miller in fiscal 2014 was amended in fiscal 2015 to remove the restriction regarding performance measures, which resulted in additional value in accordance with FASB ASC 718.

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Outstanding Equity Awards at Fiscal Year-end Table

The following table provides information on the current holdings of stock options and RSUs by the NEOs as of the fiscal year ended August 31, 2015.

					Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that Have not Vested (#)(2)	Market Value of Shares or Units that Have not Vested ($)(3)
Name	Exercisable	Unexercisable
Clifford Hudson	112,500	0	10.15	1/15/2016
	15,001	0	19.30	1/31/2016
	235,644	0	8.74	1/14/2017
	112,849	0	11.19	1/6/2018
	182,470	0	6.80	1/18/2019
	97,764	48,876	11.07	1/16/2020
	34,512	64,166	20.58	1/16/2021
	0	86,595	31.29	1/29/2022
Claudia S. San Pedro	14,092	0	8.74	1/14/2017
	10,111	0	11.19	1/6/2018
	16,482	0	6.80	1/18/2019
	7,131	3,566	11.07	1/16/2020
	2,505	5,011	20.58	1/16/2021
	0	7,409	31.29	1/29/2022
					10,000	270,000
John H. Budd III	8,333	16,667	18.32	10/16/2020
	7,777	15,556	20.58	1/16/2021
	0	18,371	31.29	1/29/2022
					10,000	270,000
Craig J. Miller	20,313	0	11.19	1/6/2018
	11,987	7,045	11.07	1/16/2020
	5,874	11,750	20.58	1/16/2021
	0	13,876	31.29	1/29/2022
					12,130	327,510
Todd W. Smith	8,612	0	9.12	8/15/2019
	4,905	2,453	11.07	1/16/2020
	13,334	6,666	15.66	8/7/2020
	1,979	3,959	20.58	1/16/2021
	0	8,050	31.29	1/29/2022
					11,044	298,188
(1)

The following table shows the grant date, vesting schedule and expiration date for all unvested stock options as of the fiscal year ended August 31, 2015. All stock options have a three-year vesting schedule of 33 1/3% per year. All stock options granted prior to April 2006 have a 10-year term and all stock options granted in or after April 2006 have a seven-year term.

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Grant Date	Vesting Schedule	Expiration Date
1/16/2013	33 1/3% per year with remaining vesting date of 1/16/2016	1/16/2020
8/7/2013	33 1/3% per year with remaining vesting date of 8/7/2016	8/7/2020
10/16/2013	33 1/3% per year with remaining vesting date of 10/16/2016	10/16/2020
1/16/2014	33 1/3% per year with remaining vesting dates of 1/16/2016 and 1/16/2017	1/16/2021
1/29/2015	33 1/3% per year with remaining vesting dates of 1/29/2016, 1/29/2017 and 1/29/2018	1/29/2022
(2)

Ms. San Pedro’s and Mr. Budd’s RSUs were granted August 6, 2015 and will vest 100% on August 31, 2018. Mr. Miller’s RSUs were granted April 17, 2014 and will vest 50% on January 31, 2017 and 50% on April 30, 2018. Mr. Smith’s RSUs were granted April 9, 2015 and will vest on August 31, 2018.

(3)	The value is based on the closing price of $27.00 on August 31, 2015 for one share of Sonic Corp. stock.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised during fiscal 2015 by the NEOs. There were no shares of RSUs which vested in fiscal 2015.

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)
Clifford Hudson	135,507	1,013,592
Claudia S. San Pedro	13,968	235,206
John H. Budd III	0	n/a
Craig J. Miller	35,945	881,024
Todd W. Smith	0	n/a

(1)	All the options exercised by Mr. Hudson would have expired in fiscal 2015 if they had not been exercised.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our NEOs, which provide for payments in certain events of termination, including upon a change in control (“CIC”), as shown below:

Name	Term of Employment Agreement(1)	Before CIC(2) Termination w/o Cause(3)	After CIC(2) Termination w/o Cause(3)(4) or Resignation for Good Reason(5)
Clifford Hudson	2 years	two times annual base salary	Three times annual base salary
Claudia S. San Pedro, John H. Budd, III, Craig J. Miller and Todd W. Smith	1 year	annual base salary	Two times annual base salary
(1)

Unless specifically terminated or not renewed by the Company. Mr. Hudson’s agreement automatically extends each year for one additional year to maintain successive two-year terms. The agreements for the other NEOs automatically extend for successive one-year terms.

(2)	Change in control includes:

(a)

any consolidation or merger of the Company in which the Company does not continue or survive or pursuant to which the shares of capital stock of the Company convert into cash, securities, or other property;

(b)	any sale, lease, exchange, or transfer of all or substantially all of the Company’s assets;

(c)	the acquisition of 50% or more of the Company’s outstanding capital stock by any person; or

(d)

a change in the make-up of the Company’s Board of Directors during any period of two consecutive years, pursuant to which individuals who at the beginning of the period made up the Company’s entire Board of Directors cease for any reason to constitute a majority of the Board of Directors, unless at least two-thirds of the directors then and still in office approved the nomination of the new directors.

SONIC CORP. - 2016 Proxy Statement    33

EXECUTIVE COMPENSATION

(3)	Cause includes:

(a)	the willful and intentional failure to perform the officer’s duties (physical or mental incapacity excepted);

(b)	the commission of an illegal act in connection with the officer’s employment;

(c)	any material breach by the officer of his or her obligations under the employment agreement;

(d)	breaching the Company’s written policy or the rules of any governmental or regulatory body applicable to the Company; or

(e)	engaging in any conduct which could reflect negatively upon or is materially injurious to the Company.

(4)	A determination of “cause” after a change in control requires the affirmative vote of at least a majority of the members of the Board of Directors.

(5)	Good reason includes assignment to the officer, without his or her consent, of duties inconsistent with the officer’s position or a reduction in the officer’s salary.

The following table describes and quantifies certain compensation that would become payable if the NEOs’ employment had terminated on August 31, 2015, the last day of the fiscal year. The amounts are based on each NEO’s compensation as of that date, and if applicable, the Company’s closing stock price of $27.00 on August 31, 2015.

Name	Benefit		Retirement ($)	Before CIC Termination w/o Cause ($)	After CIC Termination w/o Cause or Resignation for Good Reason ($)		Disability ($)		Death ($)
Clifford Hudson	Cash Severance		-	1,540,018	2,310,027		-	(1)	-
	Stock Options		-	-	14,784,712	(2)	14,784,712		14,784,712
	Long-Term Cash Incentive	(3)		689,067	689,067		689,067		689,067
Claudia S. San Pedro	Cash Severance		-	280,000	560,000		-	(1)	-
	Stock Options		-	-	1,263,064	(2)	1,263,064		1,263,064
	RSUs		-	-	270,000	(2)	270,000		270,000
	Long-Term Cash Incentive	(3)		53,984	53,984		53,984		53,984
John H. Budd III	Cash Severance		-	384,375	768,750		-	(1)	-
	Stock Options		-	-	366,798	(2)	366,798		366,798
	RSUs		-	-	270,000	(2)	270,000		270,000
	Long-Term Cash Incentive	(3)		159,375	159,375		159,375		159,375
Craig J. Miller	Cash Severance		-	290,331	580,662		-	(1)	-
	Stock Options		-	-	771,007	(2)	771,007		771,007
	RSUs			-	327,510	(2)	327,510		327,510
	Long-Term Cash Incentive	(3)		118,044	118,044		118,044		118,044
Todd W. Smith	Cash Severance		-	350,000	700,000		-	(1)	-
	Stock Options		-	-	536,117	(2)	536,117		536,117
	RSUs		-	-	298,188	(2)	298,188		298,188
	Long-Term Cash Incentive	(3)		71,384	71,384		71,384		71,384
(1)

NEOs do not receive any payments upon termination as a result of long-term disability other than the long-term disability benefits provided to all corporate employees in the amount of 70% of the employee’s salary, but not to exceed $10,000 per month, until the employee reaches the age of 65.

(2)

Under the Equity Plan, RSUs automatically vest upon a change in control. Unvested stock options do not automatically vest upon a change in control; however, the Compensation Committee has the authority and may determine at any time that unvested stock options will automatically vest upon a change in control. The amounts reflected assume the Compensation Committee will make such determination, and the values are based on the closing price of $27.00 on August 31, 2015 for a share of Sonic Corp. stock.

(3)

Under the award agreements, a pro rata portion of the long-term cash incentive awards are paid upon certain events of termination based on the date of termination. The amounts shown are calculated based on the assumption that 100% of the target amounts for such awards are met. The actual amounts will vary based on the degree to which the performance targets for each award have been met.

34    SONIC CORP. - 2016 Proxy Statement

EXECUTIVE COMPENSATION

Certain Relationships and Related Transactions

We have a number of policies, procedures and practices that relate to the identification, review and approval of related person transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, all directors and executive officers are required to report actual or potential conflicts of interest to the Nominating and Corporate Governance Committee of the Board of Directors. The Chief Executive Officer, Chief Financial Officer, Treasurer and Controller are also subject to the Company’s Code of Ethics for Financial Officers, which requires them to avoid actual or apparent conflicts of interest and report violations of the Code of Ethics for Financial Officers to the Chairman of the Audit Committee of the Board of Directors. The Audit Committee Charter requires the Audit Committee to review and approve policies and procedures with respect to proposed transactions between the Company and related persons and to review and approve in advance all such related-person transactions. The Audit Committee will approve any such transaction only if it is determined to be in the best interests (or not inconsistent with the best interests) of the Company and its stockholders. In addition, directors and executive officers provide information in an annual questionnaire relating to any transactions with the Company, which transactions are reviewed by the Audit Committee to determine whether disclosure is required in the Company’s proxy statement. No member of the Audit Committee participates in any approval of a related person transaction in which such member is a related person, other than to provide all material information regarding the transaction to the Audit Committee.

The Company’s Code of Business Conduct and Ethics, Code of Ethics for Financial Officers and Audit Committee Charter may all be found in the corporate governance section of our website, www.sonicdrivein.com.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of August 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,920,084	(1)	$13.9978	(2)	7,550,027
Equity compensation plans not approved by security holders	-0-		-0-		-0-
(1)

Includes shares subject to outstanding options granted under the Sonic Corp. 2006 Long-Term Incentive Plan (the “2006 Plan”) and prior stock option plans no longer in effect for new grants. Also includes shares subject to outstanding RSUs granted under the 2006 Plan.

(2)	The weighted-average exercise price does not take into account 66,402 of outstanding RSUs, which have no exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the original and amended Forms 3, 4 and 5 furnished to the Company during its last fiscal year, we do not know of any person who failed to file on a timely basis any reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

SONIC CORP. - 2016 Proxy Statement    35

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners. The following table shows the total number and percentage of the outstanding shares of the Company’s voting common stock beneficially owned as of November 30, 2015, unless otherwise noted, with respect to each person (including any “group” as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) the Company knows to have beneficial ownership of more than 5% of the Company’s common stock. The Company computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which includes as beneficially owned all shares of common stock that the person or group has the right to acquire within the next 60 days.

Beneficial Owner	Number of Shares	Percent(1)
The Vanguard Group, Inc.(2) PO Box 2600, V26 Valley Forge, PA 19482	3,687,384	7.41%
Chilton Investment Co LLC(3) 1290 East Main Street, 1st Floor Stamford, CT 06902	3,145,175	6.32%
BlackRock Fund Advisors(4) 400 Howard Street San Francisco, CA 94105	3,094,245	6.22%

(1)	Based on the number of outstanding shares of common stock, being 49,779,353, as of October 23, 2015, as set forth in the Company’s Form 10-K.

(2)

Reflects shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”) as of September 30, 2015, according to a Form 13F Holdings Report filed by Vanguard with the SEC on November 12, 2015. Based on the Form 13F Holdings Report, Vanguard Fiduciary Trust Co, an institutional investment manager affiliated with Vanguard, had sole voting power over 96,077 shares, Vanguard Investments Australia, Ltd., an institutional investment manager affiliated with Vanguard, had shared voting power over 3,500 shares, and Vanguard had sole voting power over 4,800 shares, shared voting power over 0 shares and no voting power over 3,583,007 shares. According to a statement on Schedule 13G filed by Vanguard with the SEC on February 9, 2015, as of December 31, 2014, Vanguard had sole voting power over 75,954 shares, shared voting power over 0 shares, sole dispositive power over 3,367,368 shares, shared dispositive power over 71,154 shares and beneficial ownership of 3,438,522 shares.

(3)

Reflects shares beneficially owned by Chilton Investment Co LLC (“Chilton”) as of September 30, 2015, according to a Form 13F Holdings Report filed by Chilton with the SEC on November 12, 2015. Based on the Form 13F Holdings Report, Chilton Investment Services, LLC, an institutional investment manager affiliated with Chilton, had sole voting power over 3,016,991 shares, shared voting power over 0 shares and no voting power over 73,111 shares, and Chilton had sole voting power over 55,073 shares, shared voting power over 0 shares and no voting power over 0 shares.

(4)

Reflects shares beneficially owned by BlackRock Fund Advisors (“BlackRock”) as of September 30, 2015, according to a Form 13F Holdings Report filed by BlackRock with the SEC on September 30, 2015. Based on the Form 13F Holdings Report, BlackRock had sole voting power over 3,094,245 shares, shared voting power over 0 shares and no voting power over 0 shares. According to a statement on Schedule 13G filed by BlackRock, Inc. with the SEC on January 12, 2015, as of December 31, 2014, BlackRock, Inc. had sole voting power over 4,404,144 shares, shared voting power over 0 shares, sole dispositive power over 4,531,078, shared dispositive power over 0 shares, and beneficial ownership of 4,531,078 shares.

Management. The following table sets forth information obtained from our directors and executive officers, including our NEOs, as to their beneficial ownership of the Company’s voting common stock as of August 31, 2015. We computed the percentage ownership amounts in accordance with the provisions of Rule 13d-3(d), which rule includes as beneficially owned all shares of common stock which the person or group has the right to acquire pursuant to stock options exercisable and restricted share units that will vest within the 60 days following the record date. Unless indicated otherwise, each shareholder holds sole voting and investment power with regard to the shares of common stock.

36    SONIC CORP. - 2016 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owner	Number of Shares		Number of Exercisable Options(1)	Number of RSUs(2)	Percent(3)
Clifford Hudson	362,528	(4)	902,993	0	2.42
Claudia S. San Pedro	15,496	(5)	58,861	0	(6)
John H. Budd III	0		38,344	0	(6)
Craig J. Miller	0		55,719	0	(6)
Todd W. Smith	0		35,945	0
Tony D. Bartel	2,065		11,002	1,358	(6)
Lauren R. Hobart	2,065		11,002	1,358	(6)
Kate S. Lavelle	12,154		11,002	1,358	(6)
J. Larry Nichols	25,882		59,207	1,358	(6)
Federico F. Peña	74,545		39,501	1,358	(6)
Frank E. Richardson	1,425,563	(7)	81,735	1,358	2.95
Robert M. Rosenberg	57,546		81,735	1,358	(6)
Jeffrey H. Schutz	41,678		11,002	1,358	(6)
Kathryn L. Taylor	28,524		11,002	1,358	(6)
Susan E. Thronson	0		0	0	0
Directors and executive officers as a group (18)	2,079,868	(8)	1,611,469	12,222	7.03

(1)	Reflects the number of shares that could be purchased by exercise of options exercisable at November 30, 2015 or within 60 days thereafter under the Company’s stock option plans.

(2)	Reflects the number of RSUs that could vest within 60 days of November 30, 2015.

(3)

Based on the number of outstanding shares of common stock as of August 31, 2015. Pursuant to Rule 13d-3(d), the Company includes the shares of common stock underlying options exercisable at November 30, 2015 or within 60 days thereafter and RSUs that could vest within 60 days after November 30, 2015 as outstanding for the purposes of computing the percentage ownership of the person or group holding those options or units, but not for the purposes of computing the percentage ownership of any other person.

(4)

Includes (a) 34,935 shares of common stock held by Mr. Hudson in trust for himself, (b) 212,738 shares of common stock held by Mr. Hudson’s wife in trust for herself (of which Mr. Hudson disclaims beneficial ownership), (c) 9,855 shares of common stock held by Mr. Hudson’s son in trust (of which Mr. Hudson disclaims beneficial ownership) and (d) 105,000 shares of common stock held by a family limited liability company owned by Mr. Hudson, his wife and his two children. (Mr. Hudson owns 21% of the family limited liability company and disclaims beneficial ownership of the shares held by the family limited liability company except to the extent of his pecuniary interest therein.)

(5)	Includes 9,913 shares held in the Company’s employee stock purchase plan.

(6)	Represents less than 1% of the Company’s outstanding shares.

(7)

Includes 16,484 shares of common stock held by Mr. Richardson as trustee of children’s trusts and 1,500 shares of common stock held by Mr. Richardson’s son (all of which Mr. Richardson disclaims beneficial ownership).

(8)

Includes 914 shares of common stock held for certain executive officers in the Company’s 401(k) plan and 12,450 shares held for certain executive officers in the Company’s employee stock purchase plan.

Changes in Control. We do not know of any arrangements (including the pledge by any person of securities of the Company) that may result at a subsequent date in a change in control of the Company.

SONIC CORP. - 2016 Proxy Statement    37

PROPOSAL NO. 2 -	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Sonic is asking its shareholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as Sonic’s independent registered public accounting firm for the fiscal year ending August 31, 2016. Although ratification of the Audit Committee’s selection of KPMG is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG to the shareholders as a matter of good corporate practice. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent public accountants for the subsequent fiscal year. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

KPMG has served as the Company’s independent registered public accounting firm since November 18, 2013. Prior to that time, Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm. The Audit Committee conducted a comprehensive, competitive process to select the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2014. As a result of that process and following careful deliberation, the Audit Committee engaged KPMG as the Company’s independent registered public accounting firm for the Company’s fiscal year ending August 31, 2014, and dismissed EY from that role.

EY’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended August 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended August 31, 2013 and 2012, and the subsequent interim period through November 18, 2013, the date of EY’s dismissal, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the two most recent fiscal years or the subsequent interim period.

During the fiscal years ended August 31, 2013 and 2012, and the subsequent interim period through November 18, 2013, neither the Company nor anyone on its behalf consulted with KPMG regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends a vote “For” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016.

38    SONIC CORP. - 2016 Proxy Statement

PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table sets forth information regarding fees for professional services rendered by KPMG for fiscal years 2015 and 2014:

	2015	2014
Audit Fees(1)	$682,000	$632,740
Audit-Related Fees(2)	29,500	25,000
Tax Fees(3)	68,470	53,665
Total	$779,970	$711,405

(1)

Audit fees rendered by KPMG in fiscal years 2015 and 2014 include professional services for the annual audit of the consolidated financial statements of the Company (including internal control reporting under Section 404 of the Sarbanes-Oxley Act of 2002) and the quarterly reviews relating to Securities and Exchange Commission filings of the Company’s financial statements. Audit fees also include professional services rendered for separate audits of selected wholly owned subsidiaries of the Company.

(2)	Audit-related fees rendered by KPMG in fiscal years 2015 and 2014 relate to professional services for the annual audit of the Company’s benefit plan.

(3)	Tax fees rendered by KPMG in fiscal years 2015 and 2014 include professional services for tax compliance, tax return review and preparation and related tax advice.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee also reviews whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent registered public accounting firm.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm and has determined that such services have not adversely affected such independence. All of the fees for fiscal years 2015 and 2014 were pre-approved by the Audit Committee, and there were no instances of waiver of approval requirements during those periods.

SONIC CORP. - 2016 Proxy Statement    39

REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of five directors and operates under a written charter, a copy of which is available on the Company’s website (www.sonicdrivein.com). Each of the members of the Audit Committee meets the independence requirements of NASDAQ and the Sarbanes-Oxley Act of 2002. The Audit Committee held seven meetings in fiscal 2015. The meetings facilitated communication with senior management and employees, the internal auditors and KPMG LLP, the Company’s independent registered public accounting firm (“KPMG”). The Audit Committee held discussions with the internal auditors and KPMG, both with and without management present, on the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The Audit Committee regularly evaluated the performance and independence of KPMG and, in addition, reviewed and pre-approved all services provided by KPMG during fiscal 2015.

As stated in the Audit Committee’s charter, the Audit Committee’s role is one of oversight relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. It is the responsibility of the Company’s management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent registered public accounting firm to audit those financial statements. The Audit Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has met and held discussions with management and KPMG regarding the fair and complete presentation of the Company’s financial results. The Audit Committee has discussed significant accounting policies applied by the

Company in its financial statements, as well as alternative treatments. The Audit Committee has met to review and discuss the annual audited and quarterly consolidated financial statements for the Company for the 2015 fiscal year (including the disclosures contained in the Company’s 2015 Annual Report on Form 10-K and its 2015 Quarterly Reports on Form 10-Q, under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) with the Company’s management and KPMG. The Audit Committee also reviewed and discussed with management, the internal auditors and KPMG the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management’s annual report on the Company’s internal control over financial reporting and KPMG’s attestation report on internal control over financial reporting.

The Audit Committee has discussed with KPMG the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence from the Company and its management. The Audit Committee also has considered whether the provision of non-audit services by KPMG is compatible with maintaining KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended August 31, 2015 be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2015.

Respectfully submitted,

The Audit Committee

/s/ Kate S. Lavelle, Chair

/s/ Tony D. Bartel

/s/ J. Larry Nichols

/s/ Frank E. Richardson

/s/ Kathryn L. Taylor

40    SONIC CORP. - 2016 Proxy Statement

PROPOSAL NO. 3 -	ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking shareholders to approve, on an advisory, non-binding basis, the fiscal year 2015 compensation awarded to the Company’s NEOs, as disclosed in this proxy statement.

Our goal is to provide an executive compensation program that attracts, rewards and retains the talented leaders necessary to enable our Company to succeed in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides a competitive compensation package to our executives and utilizes components that best align the interests of our executives with those of our shareholders.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve the compensation awarded to our NEOs, as disclosed pursuant to SEC rules, including the CD&A, the compensation tables and related materials included in this proxy statement.

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company’s compensation program.

The Board of Directors recommends a vote “For” approval of this proposal.

SONIC CORP. - 2016 Proxy Statement    41

PROPOSAL NO. 4 -	SHAREHOLDER PROPOSAL FOR THE ADOPTION OF A POLICY FOR ACCELERATING THE VESTING OF EQUITY AWARDS IN THE EVENT OF A CHANGE IN CONTROL

Amalgamated Bank’s LongView LargeCap 500 Index Fund has advised us that it intends to present the following shareholder proposal at the annual meeting. We will furnish the address and share ownership of the proponent upon request.

RESOLVED: The shareholders ask the board of directors of Sonic Corp. to adopt a policy that if there is a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration in the vesting of equity awards to senior executives, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any such unvested award will vest on a partial or pro rata basis up to the time of the senior executive’s termination, with such qualifications for an award as the Compensation Committee may determine.

For purposes of this policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which identifies the elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights that exist on the date this policy is adopted.

Supporting Statement

Sonic Corp. grants senior executives several types of equity awards that normally vest in stages over several years. Sonic’s 2015 proxy states that 63% of total compensation opportunity is “at-risk” and emphasizes the need to align executive pay with performance. After a change in control, however, restrictions on the vesting of unearned equity are removed, and the vesting of awards may “accelerate” if a senior executive is terminated other than for cause or good reason.

We do not question the value of some form of severance payments in such a situation. We are concerned, however, that Sonic’s current policies may permit windfall equity awards that are unrelated to a senior executive’s performance.

If there is a change in control, Sonic currently accelerates the vesting of all unearned restricted stock units and allows the Compensation Committee to accelerate the vesting of all unearned stock options. According to last year’s proxy statement, a termination after a change in control in 2014 could have accelerated the vesting of equity worth $9.3 million to Clifford Hudson, the Chairman and CEO, and a total of $4.5 million to other senior executives.

We are unpersuaded that if a change in control should occur, even with an involuntary termination, then an executive somehow “deserves” an award of equity that he or she did not earn. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn it seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that any acceleration of unearned equity should be limited to acceleration on a pro rata basis as of the executive’s termination date, with the details of any pro rata award to be determined by the Compensation Committee.

We urge you to vote FOR this proposal.

42    SONIC CORP. - 2016 Proxy Statement

PROPOSAL NO. 4 - SHAREHOLDER PROPOSAL FOR THE ADOPTION OF A POLICY FOR ACCELERATING THE VESTING OF EQUITY AWARDS IN THE EVENT OF A CHANGE IN CONTROL

Statement in Opposition

The Board of Directors recommends a vote “Against” approval of this advisory proposal.

The Compensation Committee of the Board of Directors has taken great care to structure an executive compensation program that motivates our executives to increase profitability and shareholder returns, that rewards our executives for performance and that allows the Company to compete for and retain talent. Moreover, our executive compensation program adheres to effective compensation best practices, including employing double-trigger accelerated vesting for equity awards following a change in control, which does not create a windfall for our executives, but rather aligns our executives’ long-term economic interests with those of our shareholders. The Board of Directors believes that our executive compensation program has played an important role in the continued improved results for the Company and that the Compensation Committee should continue to have flexibility to structure a competitive executive compensation program for the Company. In addition, our executive compensation program also has the overwhelming support of our shareholders. A more detailed explanation of the Board of Directors’ reasoning follows.

Our double-trigger accelerated vesting practice for equity awards does not create a windfall for our executives in the event of a change in control.

The Company employs a double-trigger accelerated vesting practice for equity awards. Pursuant to such double-trigger accelerated vesting practice, an executive’s outstanding stock options will only fully and immediately vest after a change in control of the Company if the executive is (1) employed on the date of such change in control and (2) involuntarily terminated without cause or resigns for good reason on or within 12 months following such change in control. Furthermore, contrary to what the supporting statement for the proposal states, the Company does not accelerate the vesting of all outstanding RSUs following a change in control of the Company. Although the Company previously had outstanding RSUs that vested automatically following a change in control of the Company, the agreements under which those RSUs were awarded have been amended to also provide for double-trigger accelerated vesting. Thus, the Company now employs a double-trigger accelerated vesting practice pursuant to which no outstanding equity awards vest just because there has been a change in control of the

Company or just because the executive leaves voluntarily or is terminated with cause.

Our double-trigger accelerated vesting practice for equity awards is designed to align the interests of our executives with shareholders and to maximize shareholder value in the event of a change in control.

The Company uses equity awards to align the long-term economic interests of our executives with those of our shareholders by linking executive compensation to tangible financial results. Our double-trigger accelerated vesting practice for equity awards ensures that our executives do not face the expectation of losing a portion of their equity awards following a change in control transaction, thereby creating the right incentives for our executives to achieve transactions that maximize shareholder value in the event of a change in control.

Adopting the proposal, on the other hand, would result in our executives facing the expectation of losing a portion of their equity awards following a change in control, even after leading the Company through the uncertain time of such a critical transaction, which would misalign the economic interests of our executives and our shareholders. Executives facing a loss of a portion of their compensation following a change in control transaction may be discouraged from vigorously pursuing such a transaction even if it creates shareholder value. Similarly, executives may be incentivized to pursue transactions or outcomes that result in their long-term employment with the Company even if those transactions wouldn’t maximize shareholder value. The expectation of losing a portion of their equity awards may also incentivize our executives to leave the Company ahead of the completion of a change in control transaction instead of staying on to see the transaction through in order to realize the value of their equity awards.

Implementing the proposal would limit the flexibility of our Compensation Committee in structuring compensation and put the Company at a disadvantage in competing for and retaining talented leadership.

We compete for talent with our peers and must have a competitive executive compensation program to attract, retain and motivate executives. To ensure that the Company has a competitive executive compensation

SONIC CORP. - 2016 Proxy Statement    43

PROPOSAL NO. 4 - SHAREHOLDER PROPOSAL FOR THE ADOPTION OF A POLICY FOR ACCELERATING THE VESTING OF EQUITY AWARDS IN THE EVENT OF A CHANGE IN CONTROL

program, we strongly believe that, when structuring compensation, our Compensation Committee, which is composed entirely of non-employee independent directors, should have the flexibility to take into account market conditions and any particular circumstances relating to such compensation. Adopting the proposal, however, would deprive the Compensation Committee of the flexibility to determine whether or not a particular equity award should include a provision allowing for accelerated vesting following a change in control transaction, such as the double-trigger accelerated vesting provisions for equity awards employed by many of our peer companies, and put the Company’s executive compensation program at a competitive disadvantage.

Such a result would put the Company at risk of losing our executives to competitors and not attracting new high-caliber talent.

There is strong shareholder support for our executive compensation program.

Finally, our current executive compensation program has been endorsed by our shareholders every year through the annual “Say-on-Pay” vote, most recently with the support of over 99% of shareholders at our 2015 annual meeting.

The Board of Directors recommends a vote “Against” approval of this advisory proposal.

OTHER MATTERS

The Board of Directors knows of no other matters which may come before the annual meeting. If any other business properly comes before the meeting, the persons named in the proxy will vote with respect to that matter in accordance with their best judgment.

2015 ANNUAL REPORT AND FORM 10-K

The Company’s Annual Report on Form 10-K for the year ended August 31, 2015, as filed with the Securities and Exchange Commission, contains detailed information concerning the Company and its operations which is not included in the 2015 Annual Report. A copy of the 2015 Form 10-K will be furnished to each shareholder without charge upon written request to: Carolyn C. Cummins, Corporate Secretary, Sonic Corp., 300 Johnny Bench Drive, Oklahoma City, OK 73104. The 2015 Form 10-K is also available at the Company’s website at http://ir.sonicdrivein.com/financials.cfm.

44    SONIC CORP. - 2016 Proxy Statement

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System-wide Drive-in Locations August 31, 2015

SONIC CORP. ATTN: Proxy Department 300 JOHNNY BENCH DRIVE OKLAHOMA CITY, OK 73104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	☐	☐	☐
Nominees

01	R. Neal Black 02 Clifford Hudson 03 Federico F. Peña 04 Susan E. Thronson

The Board of Directors recommends you vote FOR proposals 2. and 3.		For	Against	Abstain

2.	Ratification of the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2016.	☐	☐	☐

3.	Approval of our executive officers' compensation.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain

4.	Adoption of a policy for accelerating the vesting of equity awards in the event of a change in control.	☐	☐	☐

NOTE: To act upon any such other matters as may properly come before the meeting or any adjournments or postponements thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report is/are available at www.proxyvote.com.

SONIC CORP.

Annual Meeting of Shareholders

January 28, 2016 1:30 PM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Claudia S. San Pedro and Carolyn C. Cummins, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SONIC CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:30 PM, CST on January 28, 2016 at the Sonic Building, 300 Johnny Bench Drive, Oklahoma City, OK 73104, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side